Accounting for Sale of GeneWize and the Licensing and Distribution Agreement and Related Warrants

Overview:

In October 2011, GeneLink, Inc. (“the Company”, “GeneLink” or “the Seller”) entered into certain agreements for the sale of its wholly owned subsidiary, GeneWize Life Sciences, Inc. (“GeneWize”) to Capsalus Corp. (“Capsalus” or “the Purchaser”). The transaction involves  i) a Stock Purchase Agreement (for the sale of the sub that includes earnout consideration), and an ii) an Interim Management agreement where the Purchaser will receive all profit earned by the GeneWize from October 1, 2011 through the closing of the sale (which is not yet complete and pending shareholder approval at a special meeting).

In October 2011, the Company also entered into a License and Distribution Agreement (“LDA”) and a series of Warrant agreements with GeneElite, LLC, an unrelated company. The Company has consulted with the CEO of Capsalus (purchaser of GeneWize) to determine the nature of the relationship between Gene Elite and Capsalus. One board member of Capsalus (and a less than 5% shareholder) is also the Managing Member of Gene Elite, LLC, where he does not hold a controlling interest. By their estimation, Capsalus does not exercise control over Gene Elite.

The Stock Purchase Agreement and Interim Management Agreement are between GeneLink and Capsalus. The License and Distribution Agreement and all related Warrant Agreements are between GeneLink and Gene Elite. Since the LDA Agreement is with a separate entity not under control of the Purchaser as discussed above, it was concluded the License and Distribution (“LDA”) Agreement and related Warrant Agreements should be accounted for together as of the effective date of the LDA agreement of October 13, 2011.

In considering the proper accounting for the transactions discussed above, the following questions should be addressed:

1.	Pages 1-2: When is deconsolidation necessary under ASC 810-10-40 and how should the sale be recorded?
2.	Pages 2-3: How do earnouts factor into accounting for the sale?
3.	Pages 4-9: Should the subsidiary be classified as discontinued operations under ASC 205-20?
4.	Pages 9-10: Are there potential embedded derivatives within the warrant agreements?
5.	Pages 10-16: How should the value of the warrants be recorded (Liability or Equity)?
6.	Page 16: How does the Interim Management Agreement affect the transaction accounting?
7.	Pages 17-19: How does the License & Distribution Agreement (“LDA”) affect the transaction accounting?
8.	Pages 20-28: How should the warrants issued in connection with the LDA agreement be accounted for as it relates to the transaction accounting?

Relevant sections of the above mentioned agreements are included, summarized or discussed in Attachment A -Excerpts from Documents Related to Sale of GeneWize.

Question #1: When is deconsolidation necessary under ASC 810-10-40 and how should the sale be recorded?

According to ASC 810-10-40-4, Consolidation,  A parent shall deconsolidate a subsidiary or derecognize a group of assets specified in the preceding paragraph as of the date the parent ceases to have a controlling financial interest in that subsidiary or group of assets. See paragraph 810-10-55-4A : for related implementation guidance.

The requirements of the Interim Management Agreement in part indicate that Genelink’s controlling financial interest may have ceased October 1, 2011 as indicated in the excerpts contained in Attachment A, Note 1.

However, there were some limitations on what the Purchaser could do during this Interim Period of October 1, 2011 through the date of closing of the sale as indicated in document provisions included in Attachment A, Note 2.

We did note some limited interpretive guidance from PricewaterhouseCoopers (“PWC”) and Ernst & Young (“E&Y”) on this ASC section and both seem to indicate that the decision to deconsolidate is to be based on loss of control.  E&Y’s guidance is as follows:

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“A parent company deconsolidates a subsidiary when that parent company no longer controls the subsidiary.  Several events may lead to a loss of control of a subsidiary, and not all events are the direct results of actions taken by the parent company.  The simplest example of the loss of control of a subsidiary decides to sell all of its interest in a subsidiary.”

In addition, we consulted with BDO’s National Assurance Office for additional interpretations and insight. We discussed the transaction with Michael Stevenson (Partner – National Assurance). Per Michael: “A purchase or sale of a business is usually recorded when the transaction closes.  However, there may be instance where other contractual arrangements may allow an acquisition to take place prior to the actually closing.  A deconsolidation is a little tougher because the seller would have had to lost control of the subsidiary by some means.  This is a difficult hurdle because theoretically the purchaser could back out of the deal and the seller would have to re-consolidate the subsidiary.”

 Michael suggested that “the key piece to hone in on is the requirement for a shareholder vote.  Whether the vote is for the acquiree or acquirer, most everyone believes that control has not transferred in light of this and therefore deconsolidation would seem inappropriate.” However, “at the end of the day, you need to evaluate each provision and how it impacts your particular facts and circumstance and make the decision using all information obtained.”

Conclusion on Question #1: When is deconsolidation necessary under ASC 810-10-40 and how should the sale be recorded?

We acknowledge as discussed previously, there are provisions in the agreements and in practice that suggests the Purchaser assumed some level of control in October 2011, primarily in relation to the Interim Management Agreement. However, we note that that same agreement still restricts major decisions and leaves power with GeneLink’s Board of Directors for decisions such as selling any assets of the Company other than in the ordinary course of business; pledging or encumbering any of the assets of the Company; incurring any indebtedness for borrowed money; or entering into any contract of a term greater than 1 year or exceeding $50,000 in value. GeneLink still has complete legal control of the entity until the date that the sale closes.  In addition, the Company polled key shareholders and had non-binding positive intentions only representing 51% of shares. Given all of these facts and circumstances (including the Termination provisions if the GeneLink’s shareholder vote is not obtained), we believe the best answer given the guidance, interpretations, and facts and circumstances, is to deconsolidate the entity at the time shareholder approval is obtained and the sale closes.

At that time, per ASC 810-10-40-5,  if a parent deconsolidates a subsidiary or derecognizes a group of assets through a nonreciprocal transfer to owners , such as a spinoff, the accounting guidance in Subtopic 845-10 : applies. Otherwise, a parent shall account for the deconsolidation of a subsidiary or derecognition of a group of assets specified in paragraph 810-10-40-3A : by recognizing a gain or loss in net income attributable to the parent, measured as the difference between:

a. The aggregate of all of the following:

 1. The fair value of any consideration received

2. The fair value of any retained noncontrolling investment in the former subsidiary or group of assets at the date the subsidiary is deconsolidated or the group of assets is derecognized

3. The carrying amount of any noncontrolling interest in the former subsidiary (including any accumulated other comprehensive income attributable to the noncontrolling interest) at the date the subsidiary is deconsolidated.

b. The carrying amount of the former subsidiary’s assets and liabilities or the carrying amount of the group of assets.

We note that there are no non-controlling interests for GeneWize, therefore consideration of a.2. and a.3. above is not applicable.

The gain or loss on the sale of GeneWize should consider the earnouts as discussed further in Question 2. The gain or loss should be reported as non-operating income.

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Question #2: How do earnouts factor into accounting for the sale?

First, we will address the earnout part of the Total Consideration. See Attachment A, Note 3 for relevant sections of the stock purchase agreement.

As stated earlier, ASC 810-10-40-5 1.a. says, “The fair value of any consideration received” is to be used in determination of applicable gains or losses on sale. However, we also note that there is uncertainty in accounting practice of exact the EITF , a final conclusion could not be determined as follows:

ISSUE

1. Statement 141(R) requires that a buyer recognize the acquisition-date fair value of contingent consideration, as defined by Statement 141(R), as part of the consideration transferred to the seller in exchange for the acquiree. In addition, Statement 141(R) requires a buyer to remeasure contingent consideration classified as an asset or liability to its fair value through current period earnings (or other comprehensive income if the arrangement is a hedging instrument) each subsequent reporting period.

2. While Statement 141(R) does not provide guidance on seller accounting for a business combination, Statement 160, which was issued concurrent with Statement 141(R), amends the guidance in ARB 51, to provide the seller's accounting for the deconsolidation of a subsidiary. Deconsolidation is required in the event that a parent ceases to have a controlling financial interest in a subsidiary (including the sale of a subsidiary). Paragraph 36 of ARB 51 requires that the gain or loss recognized upon deconsolidation of a subsidiary be measured as the difference between (a) the fair value of any consideration received, (b) the fair value of any retained noncontrolling investment in the former subsidiary at the date the subsidiary is deconsolidated, (c) the carrying amount of any noncontrolling interest in the former subsidiary at the date the subsidiary is deconsolidated, and (d) the carrying amount of the former subsidiary's assets and liabilities. As a result, questions have arisen on the initial and subsequent measurement requirements for the seller's right to additional consideration received in the deconsolidation of a subsidiary.

3. The issues are:

Issue 1—Whether the seller should subsequently remeasure contingent consideration that is not accounted for as a derivative at fair value through current period earnings

Issue 2—What the required disclosures of seller contingent consideration should be.

EITF DISCUSSION

4. Some Task Force members questioned whether this Issue should be expanded to address the initial measurement of seller contingent consideration. Those Task Force members observed that while one interpretation of Statement 160 could be that contingent consideration should initially be recorded at fair value, that Statement did not amend the guidance in Statement 5 for the recognition of gain contingencies. Accordingly, those Task Force members did not believe that the initial measurement of seller contingent consideration was clear under Statement 160. After further discussion between Task Force members and FASB Board members who were present at the meeting, the FASB chairman agreed that this Issue could be expanded to reconsider seller accounting for contingent consideration at initial measurement and also address subsequent measurement.

5. The Task Force briefly discussed subsequent measurement considerations if the initial measurement is determined to be at fair value. Because subsequent measurement guidance may be impacted by the decisions reached by the Task Force on initial measurement, the Task Force deferred further discussion on Issues 1 and 2 until a future meeting.

6. One Task Force member questioned whether it was necessary to continue discussion of this Issue given that seller contingent consideration could potentially be within the scope of the FASB and IASB's joint project on financial instruments: improvement to recognition and measurement. The Task Force decided to continue discussion of this Issue because it is a current practice issue, but will continue to monitor the scope of the Board project.

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7. The Task Force also determined that the scope of this Issue is limited to contingent consideration arrangements that are within the scope of Statement 160.

STATUS

8. Further discussion is expected at a future meeting.

We note that as this issue has not yet been readdressed by the EITF or other authoritative body. Therefore, we looked to other interpretations for guidance.

Per PWC’s A Global Guide to Accounting for Business Combinations and Noncontrolling Interests, Application of the U.S. GAAP and IFRS Standards, 2010

2.6.4.8 Contingent Consideration - Seller Accounting

Entities may sell a business in a transaction that includes a contingent consideration arrangement.

The seller should determine whether the arrangement meets the definition of a derivative under U.S. GAAP. The arrangement should be recorded at fair value on the acquisition date and subsequently adjusted to fair value each reporting period if it meets the definition of a derivative. The seller should make an accounting policy election if the arrangement does not meet the definition of a derivative. The seller may choose to record the contingent consideration portion of the arrangement at fair value at the transaction date or may record the contingent consideration portion of the arrangement when the consideration is determined to be realisable.

Conclusion on Question #2: How do earnouts factor into accounting for the sale?

Given the guidance and interpretations above, we believe that the total “Monthly Base Amounts” of Earnout Consideration ($25,000 per month for 60 months or $1,500,000) could be considered (assuming collectability is reasonably assured) along with the $500,000 Purchase Price as a portion of consideration received for the calculation of gain or loss on sale. However, a determination of fair value of this consideration should be made prior to final determination of any gain or loss on sale using discounted cash flows or some other method selected by the Company that meets the requirements of ASC 820. Any additional Earnout Consideration based on 15% of gross revenues, should be recorded when Management has determined it is realizable.

Please note that if the management of the Company concludes that collectability of any portion of the earnout is not reasonably assured given the current facts and circumstances, a conservative approach would be to only recognize any contingent consideration when realized.

Question #3: Should the subsidiary be classified as discontinued operations under ASC 205-20?

ASC 205-20-05-1 This Subtopic provides guidance on when the results of operations of a component of an entity that either has been disposed of or is classified as held for sale would be reported as a discontinued operation in the financial statements of the entity. It also addresses the allocation of interest and overhead to discontinued operations. Subtopic 360-10 establishes held for sale criteria in paragraphs 360-10-45-9 through 45-14

We do not believe there is any question as to whether GeneWize qualifies as a component of GeneLink. It is a wholly owned subsidiary that is included as a separate reportable segment in GeneLink’s consolidated financials. Therefore, we will move on to analyzing whether the other specific criteria are met for reporting discontinued operations.

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ASC 20-45-1 The results of operations of a component of an entity that either has been disposed of or is classified as held for sale under the requirements of paragraph 360-10-45-9 :, shall be reported in discontinued operations in accordance with paragraph 205-20-45-3 : if both of the following conditions are met:

a. The operations and cash flows of the component have been (or will be) eliminated from the ongoing operations of the entity as a result of the disposal transaction.

b. The entity will not have any significant continuing involvement in the operations of the component after the disposal transaction.

The implementation guidance in ASC 205-20-55 provides a model for evaluating the two criteria in ASC 205-20-45-1 and describes this approach as a four-step process, as follows:

ASC 205-20-55-3 The following steps, presented as questions, may be used to evaluate whether the two conditions of paragraph 205-20-45-1 : are met. These steps are also depicted in a flow chart (see paragraph 205-20-55-25 : ). The steps are as follows:

Step 1: Are continuing cash flows expected to be generated by the ongoing entity?

Step 2: Do the continuing cash flows result from a migration or continuation of activities?

Step 3: Are the continuing cash flows significant?

Step 4: Does the ongoing entity have significant continuing involvement in the operations of the disposed component?

Note that if the answer to Step 1, 2, or 3 is no, then evaluate Step 4.

We utilized E&Y’s Financial Reporting Developments – Discontinued Operations December 2009, as a tool, for our evaluation of these steps, along with authoritative guidance from ASC 205-20:

E&Y’s Section 3.1 Step 1: Continuing cash flows

Because one of the cornerstones of discontinued operations classification is giving investors and others the ability to determine the effect a disposal will have on the future operations of an entity, it would be counterintuitive to classify the operations of a component of an entity as discontinued in one period but have related ongoing operations classified in continuing operations in the period following disposal. As such, it is incumbent that the operations and cash flows be eliminated from the reporting entity. When an entity either has disposed of a component of an entity (for disposals other than by sale) or met the held-for-sale criteria, it will need to evaluate whether continuing cash flows are expected to be generated. Continuing cash flows are either direct or indirect and, based on their identification as such, are determinative in assessing whether the operations and cash flows of a disposed component have been or will be eliminated. That is, direct cash flows are viewed as continuing cash flows which, depending on how long they continue (see Section 3.6), preclude discontinued operations presentation, whereas indirect cash flows do not preclude discontinued operations presentation.

ASC 205-20-55-4

The evaluation of whether the operations and cash flows of a disposed component have been or will be eliminated from the ongoing operations of the entity depends on whether continuing cash flows have been or are expected to be generated and, if so, whether those continuing cash flows are direct or indirect.

ASC 205-20-55-5

If continuing cash flows are generated, the determination as to whether those continuing cash flows are direct or indirect should be based on their nature and significance. If any continuing cash flows are direct, the cash flows have not been eliminated and the operations of the component should not be presented as a discontinued operation. Conversely, if all continuing cash flows are indirect (that is, not direct), the cash flows are considered to be eliminated and the disposed component meets the paragraph 205-20-45-1(a) criterion to be considered a discontinued operation. The assessment as to whether continuing cash flows are direct cash flows should be based on management's expectations using the best information available.

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ASC 205-20-55-6

Cash flows of a component include gross cash flows (cash inflows and cash outflows) that are associated with the revenue-producing and cost-generating activities of that component (that is, direct cash flows). The intention of the criterion in paragraph 205-20-45-1(a) is to determine whether, in substance, the ongoing entity continues either the revenue-producing activities (cash inflows) or the cost-generating activities (cash outflows) of the disposed component after the disposal transaction. The cash flows that are associated with the revenue-producing and cost generating activities are the same cash flows utilized in the impairment analysis under the held and used model (see paragraphs 360-10-35-16 through 35-36).

E&Y’s Section 3.2 Step 2: Migration or continuation of activities

In order to be a direct cash flow, the cash flow must result from either a migration or continuation of activities and must be significant. If a continuing cash flow is not a result of a migration or continuation of activities, it would be an indirect cash flow. In addition, if the ongoing cash flow is not significant, it is automatically indirect.

Migration — Continuing cash flows are considered to be direct if significant cash inflows (revenue-producing activities) or significant cash outflows (cost-generating activities) are expected to be recognized by the ongoing entity as a result of a migration of revenues or costs, respectively, from the disposed component.

Continuation of Activities — Continuing cash flows are also considered to be direct if significant cash inflows (revenue producing activities) or significant cash outflows (cost-generating activities) are expected to be received or paid, respectively, by the ongoing entity as a result of the continuation of activities between the ongoing entity and the disposed component.

The implementation guidance in ASC 205-20-55 discusses the concepts of migration and continuation of activities as follows:

ASC 205-20-55-7

The revenue-producing activities (cash inflows) of the component have been continued and therefore are considered direct cash flows if either of the following two conditions is met:

a. Significant cash inflows are expected to be recognized by the ongoing entity as a result of a migration of revenues from the disposed component after the disposal transaction. An entity is not required to track the identity of the individual customers who are expected to migrate to conclude a migration has occurred (for example, an entity that closes [or sells] several smaller retail stores and opens a superstore in the immediate area would likely conclude that a migration of specific retail customers is expected, even if the entity has not tracked the identity of all its individual customers). There is a presumption that if the ongoing entity continues to sell a similar commodity on an active market after the disposal transaction, the revenues or costs would be considered a migration. This presumption may be overcome based on facts and circumstances, such as the lack of similarity of the commodities or whether the sale of the commodity after the disposal transaction occurs in a different geographic region as compared with the sale of the commodity before the disposal transaction.

b. Significant cash inflows are expected to be received by the ongoing entity as a result of the continuation of activities between the ongoing entity and the disposed component after the disposal transaction. For example, the ongoing entity sold products or services to or purchased products or services from the disposed component before its disposal (recognized as intra-entity sales or cost of sales) and it continues to sell similar products or services to or purchase similar products or services from the disposed component or a related party, as defined in Topic 850 to the disposed component after its disposal (recognized as sales or cost of sales). After the disposal transaction, the former intra-entity sales or cost of sales are no longer eliminated in consolidation, which will result in continuing cash inflows or outflows to the ongoing entity.

ASC 205-20-55-8

The cost-generating activities (cash outflows) of the component have been continued and therefore are considered direct cash flows if either of the following conditions is met:

a. Significant cash outflows are expected to be recognized by the ongoing entity as a result of a migration of costs from the disposed component after the disposal transaction.

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b. Significant cash outflows are expected to be recognized by the ongoing entity as a result of the continuation of activities between the ongoing entity and the disposed component after the disposal transaction.

ASC 205-20-55-9

The following guidance shall be used to evaluate whether continuing cash flows are direct cash flows.

ASC 205-20-55-10

When evaluating whether continuing cash flows are direct cash flows, the ongoing entity should first consider the nature of the activities that generate those continuing cash flows.

ASC 205-20-55-11

A disposal transaction may result in the ongoing entity performing either of the following:

a. Recognizing revenues or costs that likely would have been generated by the disposed component absent the disposal transaction (a migration)

b. Continuing any of the revenue-producing or cost-generating activities through active involvement with the disposed component (a continuation of activities).

ASC 205-20-55-12

In situations in which continuing cash flows are being generated by the ongoing entity from either a migration or a continuation of activities, the ongoing entity should then determine whether the cash flows are significant. If continuing cash flows are not generated from either a migration or a continuation of activities, the ongoing entity would not need to determine whether the cash flows are significant but should perform an evaluation of the criteria in paragraph 205-20-45-1(b) to assess whether it has significant continuing involvement in the operations of the disposed component.

ASC 250-20-55-13

Examples of continuing cash flows that would likely not be direct include, but are not limited to, the following:

a. Interest income recognized from seller-provided financing

b. Contingent consideration in a business combination

c. Dividends on an investment

d. Passive royalty interests in the disposed component's operations.

E&Y’s Section 3.3 Step 3: Significance of the continuing cash flows

In situations in which continuing cash flows are being generated by the ongoing entity from either a migration or a continuation of activities, the ongoing entity should then determine whether the cash flows are significant. In order for cash flows to be direct, they must be significant. An evaluation of significance is not necessary if the continuing cash flows are not as a result of a migration or continuation of activities; however, the ongoing entity would still need to evaluate whether there is significant continuing involvement in the operations of the disposed component (ASC 205-20-45-1(b) criterion).

The evaluation as to whether continuing cash flows would be significant is a matter of judgment and should be based on a comparison between the expected continuing cash flows to be generated by the ongoing entity after the disposal transaction and the cash flows that would have been expected to be generated by the disposed component absent the transaction. Additional guidance for determining the significance of continuing cash flows is presented below.

ASC 250-20-55-14

If expected continuing cash inflows or outflows are the result of a migration of revenues or costs to the ongoing entity or a continuation of activities between the disposed component and the ongoing entity, the ongoing entity should consider whether the continuing cash flows will be significant. The evaluation as to whether continuing cash flows would be significant is a matter of judgment and should be based on a comparison between the expected continuing cash flows to be generated by the ongoing entity after the disposal transaction and the cash flows that would have been expected to be generated by the disposed component absent the disposal transaction. The cash flows that would have been expected to be generated by the disposed component should include cash flows from both third-party and intra-entity transactions (the amount of cash flows attributed to intra-entity transactions should be determined based on a consideration of the transactions as if they had been between unrelated third parties). Continuing cash inflows should be evaluated separately from continuing cash outflows in evaluating significance, regardless of whether income statement presentation is on a gross or net basis. If a determination is made that continuing cash inflows represent direct cash flows, an evaluation of cash outflows is not necessary. If a determination is made that continuing cash flows are indirect (cash inflows and cash outflows), the ongoing entity should perform an evaluation under the criterion in paragraph 205-20-45-1(b) to assess whether it has significant continuing involvement in the operations of the disposed component.

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Continuation from E&Y’s Section 3.3: While the guidance in ASC 205-20 does not provide any quantitative bright lines to assess the significance of cash flows, it is noteworthy that in the facts in Examples 6 and 7 conclude that continuing cash flows of 20% are significant, while Examples 2, 3 and 6 conclude that continuing cash flows of 5% are not significant. (These examples may be found in Section 3.7.) We believe that entities should establish an accounting policy for determining the level of continuing cash flows (i.e., a single amount between 5% and 20%) that would be significant and should apply that accounting policy consistently in its evaluation of components that have been disposed of or are held for sale.

To illustrate the evaluation of significant continuing cash flows, assume an entity owns a commercial building that is being leased to third-party lessees. For that entity, the building is considered a component of an entity. The entity commits to a plan to sell the building and the building is classified as held for sale at that date. The entity expects to enter into a long-term management agreement with the buyer under which the entity will continue to manage the building’s operations in exchange for a market-based management fee. The management fee constitutes continuing cash flows because the cash flows are expected to be generated by the ongoing entity after the disposal transaction as a result of a continuation of activities. In order to determine whether the continuing cash flows are significant, the ongoing entity would need to compare the cash flows expected to be received under the management agreement (revenue-producing activity) to the cash flows the entity would have received through its rental revenue absent the disposal transaction. In addition, the ongoing entity would need to compare the estimated continuing cash outflows as a result of providing services under the management agreement (cost-generating activity) to the total cash outflows that the disposed component would have generated associated with owning and managing the building absent the disposal transaction.

The following examples were included from the implementation guidance in ASC 205-20-55 to illustrate disposal activities that do or do not qualify for reporting as discontinued operations by applying the steps outlined in ASC 205-20-55-3. We selected the example that best reflect similar circumstances to the GeneWize transaction.

Example 2: Quick-Service Restaurant Franchisor

ASC205-20-55-33

The following Cases illustrate a quick-service restaurant franchisor with:

a. Continuing direct cash flows (Case A)

b. Significant continuing involvement (Case B)

c. Cash flows eliminated and no continuing involvement (Case C).

ASC 205-20-55-34

Cases A, B, and C share the following assumptions.

205-20-55-35

An entity that is a franchisor in the quick-service restaurant business also operates company-owned restaurants. For that entity, an individual company-owned restaurant is the lowest level at which the operations and cash flows can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity. Therefore, each company-owned restaurant is a component of the entity.

ASC 205-20-55-36

Based on its evaluation of the ownership mix of its system-wide restaurants in certain markets, the entity commits to a plan to sell its company-owned restaurants in one region to an existing franchisee. The restaurants are classified as held for sale at that date.

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Case A: Continuing Direct Cash Flows

ASC 205-20-55-37

In this Case, the ongoing entity will enter into a franchise agreement that will provide it with the right to sell product to the restaurants in addition to receiving franchise fees determined, in part, based on the future revenues of the restaurants. The entity estimates that the continuing cash inflows from the sale of product will approximate 20 percent of the cash inflows, while the franchise fee will approximate 5 percent of the cash inflows that would have been generated by the disposed component absent the disposal transaction.

ASC205-20-55-38

The following describes the evaluation, using the step-by-step process, to determine whether the conditions of paragraph 205-20-45-1 are met:

a. Step 1: Yes. Continuing cash flows would be generated by the ongoing entity from the sale of product and the franchise fee.

b. Step 2: Yes. The continuing cash flows are the result of a continuation of activities between the ongoing entity and the disposed component, since the ongoing entity will sell product to the disposed component and will provide franchise services to the disposed component. The ongoing entity sold product prior to the disposal transaction and performed services similar to franchise services on its own behalf prior to the disposal transaction. Therefore, an evaluation of the significance of the continuing cash flows should be performed.

c. Step 3: Yes. The entity estimates that the continuing cash inflows will approximate 25 percent of the cash inflows that would have been generated by the disposed component absent the disposal transaction. The entity believes that 25 percent is significant.

The continuing cash flows should be considered direct cash flows of the disposed component due to the significant cash inflows that are expected to be generated by the ongoing entity as a result of the sale of product to the disposed component and the franchise fee. An evaluation of cash outflows is not necessary. Because the continuing cash flows are considered direct cash flows, classification as a discontinued operation would not be appropriate. An evaluation of continuing involvement is not necessary.

Per Section 3.1 of the License and Distribution Agreement:

3.1 Appointment and Acceptance. Upon the terms and conditions set forth in this Agreement, GeneLink hereby appoints Licensee as the exclusive distributor, subject to the provisions of Section 2.1 (b) above, for the marketing, promotion and delivery of the GeneLink Nutritional System, GeneLink Skin Care System and the DNA Test Panels in the Channels in the Territory and Licensee hereby accept the foregoing appointment. GeneLink expressly reserves all rights that are not specifically granted to Licensee herein.

Per Section 3.6 of the License and Distribution Agreement:

3.6 Purchase Orders. GeneLink shall satisfy all of Licensee's DNA Test Panel and Product requirements on an as-needed basis. With respect to each Test Panel order, Licensee shall deliver a purchase order to GeneLink at least thirty (30) days prior to the requested delivery date. Licensee will provide all required information to GeneLink for their order fulfillment process. GeneLink shall use its best efforts to assess, manufacture and ship on a timely basis. GeneLink shall ensure timely delivery of DNA Assessments to Customers.

As reported to shareholders in the Company’s Definitive Proxy Statement filed December 29, 2011 to solicit votes approving the sale of GeneWize, GeneWize accounts for approximately 99% of GeneLink’s retail revenues.

Conclusion on Question #3: Should the subsidiary be classified as discontinued operations under ASC 205-20?

The following describes our evaluation, using the step-by-step process, to determine whether the conditions of ASC 205-20-45-1 are met:

a. Step 1: Are continuing cash flows expected to be generated by the ongoing entity? Answer: Yes. Continuing cash flows would be generated by the ongoing entity from the sale of products to the Licensee and the purchaser of GeneWize.

b. Step 2: Do the continuing cash flows result from a migration or continuation of activities? Answer: Yes. The continuing cash flows are the result of a continuation of activities since the ongoing entity will sell product to the Licensee and the purchaser of GeneWize. Therefore, an evaluation of the significance of the continuing cash flows should be performed.

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c. Step 3: Are the continuing cash flows significant? Answer: Yes. Prior to the sale, GeneWize sales accounted for 99% of GeneLink’s retail revenues. The Company believes continuing cash flows will be significant.

The continuing cash flows should be considered direct cash flows of the disposed component due to the significant cash inflows that are expected to be generated by the ongoing entity as a result of the sale of product to the Licensee and disposed component. An evaluation of cash outflows is not necessary. Because the continuing cash flows are considered direct cash flows, classification as a discontinued operation would not be appropriate. An evaluation of continuing involvement is not necessary.

Question #4 and Conclusion: Are there potential embedded derivatives within the warrant agreements?

We reviewed the Warrant Purchase Agreement and all Warrants to Purchase Common Stock. We did not note any put provisions, call provisions or any other provision that might require cash or other asset settlement and that might need to be evaluated for potential bifurcation under ASC 815 or related literature. We did note one provision in Section 3.3 for all Warrants that we believe should be addressed. See Attachment A, Note 4 for that section.

We note that in order for the holder of the warrant to receive any assets or equity upon such events as described above, exercise and payment of the exercise price is required. Therefore, we do not believe the above qualifies as a put. Accordingly, we do not believe there are any potential embedded derivatives within the warrant agreements.

Question #5: How should the value of the warrants be recorded (Liability or Equity)?

Relevant provisions per the Warrant Purchase Agreement are included in Attachment A, Note 5.

Section 7.1(a) through (f) per the Stock Purchase Agreement are included in Attachment A, Note 6.

We also reviewed relevant provisions of the individual Warrant Agreements. Key provision summarized are included in Attachment A, Note 7. Please note, we have taken key provisions from the $0.10 “cashless” warrants. Other provisions (not related to the “cashless” exercise) for evaluation of liability or equity treatment are the same for all warrants.

For our analysis of liability versus equity treatment for all series of warrants, we utilized the BDO Complex Financial Instruments Practice Aid (May 2010 4th Edition), as a guide for our analysis of applicable literature.

STEP A: Is the financial instrument within the scope of ASC 480-10 (Statement 150)? Freestanding Financial Instruments

Step A in analyzing a complex financial instrument is to determine whether it falls within the scope of ASC 480-10 (FASB Statement 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity). The following three categories of freestanding financial instruments are required to be accounted for as liabilities under ASC 480-10 (Statement 150):

• Mandatorily redeemable shares;

• Instruments (other than an outstanding share) that do or may obligate the issuer to buy back some of its shares (or are indexed to such an obligation) in exchange for cash or other assets — e.g., written puts (puts written by the issuer on its own shares and held by others); and

• Obligations that must or may be settled with a variable number of shares the monetary value of which is based solely or predominantly on —

– A fixed monetary amount known at inception;

– A variable other than the fair value of the issuer’s shares such as a market index; or

– A variable inversely related to the fair value of the issuer’s shares.

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Freestanding Warrants

ASC 480-10-55 (FSP FAS 150-1, Issuer’s Accounting for Freestanding Financial Instruments Composed of More Than One Option or Forward Contract Embodying Obligations under FASB Statement 150) and ASC 480-10-25 (FSP FAS 150-5, Issuer’s Accounting under FASB Statement 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable) explain that freestanding warrants are obligations for the company to repurchase its shares (or instrument indexed to its shares) and represent liabilities if:

• The warrants (or instruments indexed to the company’s shares) are puttable, OR

• The warrants (or instruments indexed to the company’s shares) are exercisable for shares that are puttable or mandatorily redeemable.

As noted in our discussion of Question #4, we noted that it does not appear that the warrants are puttable or contain put or mandatorily redeemable provisions. Therefore, we will move on to Step C as directed by the Practice Aid.

STEP C: Does the warrant meet the AS C 815-10-15-74 (Statement 133, Paragraph 11(a)) scope exception?

ASC 815-10-15-74 (paragraph 11(a) of Statement 133) states that contracts that are both (1) indexed to a company’s own stock and (2) classified in stockholders’ equity in the company’s balance sheet are not considered derivative instruments. This means that if a freestanding warrant meets the scope exception, it can be accounted for as stockholders’ equity. In this section, we discuss the meaning of the scope exception as it applies to freestanding warrants.

STEP C1: Is the warrant indexed to the company’s own stock?

ASC 815-40-15-7 (EITF Issue 07-5) provides a two-step test to determine if an embedded feature or a freestanding warrant is indexed to a company’s own stock:

The Two-Step Test

Step 1, Evaluate Contingency Provisions – This step focuses on exercise contingencies that affect whether or when an instrument can be exercised. An instrument passes Step 1 (and would be analyzed under Step 2) if the instrument’s contingent exercise provisions, if any, are not based on an observable market or observable index, other than those for the company’s stock or operations, and once any contingent events occur, the instrument’s settlement is based solely on the company’s stock.

Conversion options with contingency provisions based upon the company’s results (such as sales, EBITDA, or net income) generally would be considered indexed to the company’s own stock. Contingency provisions that are based on external markets or indices (such as the S&P 500 Index, an index of peer company stocks, or the price of a commodity) generally would not be considered indexed to a company’s own stock.

We note that all the Performance Warrants do have contingency provisions that do need to be evaluated under the guidance above. Per our discussion with GeneLink’s external legal counsel (Brad from Fox Rothchild), all warrants (including performance warrants) were issued as of October 13, 2011. The Performance Warrants are different in that they do not “vest” until certain customer order/sales thresholds are met. Once “vested”, the Performance Warrants can be exercised by the holder. We note that this contingency provision is based on the Company’s operations and once the event occurs, settlement is based solely on the Company’s stock. Therefore, all warrants (including the Performance Warrants) pass the first step of the test.

Step 2, Settlement Provisions – This step focuses on the settlement of the instrument upon exercise or conversion. The instrument passes Step 2:

A. If the instrument’s settlement amount equals the difference between the fair value of a fixed number of the entity’s shares and a fixed monetary amount or fixed amount of debt issued by the entity; or

B. If the strike price or settlement amount is variable, the only variables that would affect the instrument’s settlement amount would be inputs to the fair value of a “fixed-for-fixed” forward or option on equity shares.

If the instrument’s strike price or the number of shares used to calculate the settlement amount are not fixed, then the instrument (or embedded feature) would still be considered indexed to a company’s own stock if the only variables that could affect the settlement amount would be inputs to the fair value of a “fixed-for-fixed” forward or option on equity shares. These inputs are generally the same as the inputs to the Black-Scholes model and include:

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• Strike price of the instrument;

• Term of the instrument;

• Expected dividends or other dilutive activities such as the purchase of stock at above-market prices;

• Stock borrow cost;

• Interest rates;

• Stock price volatility;

• Company’s credit spread; and

• Ability to maintain a standard hedge position in the underlying shares (this last input is an implicit rather than an explicit input, unlike the other inputs above).

However, if the instrument’s settlement calculation incorporates variables other than those used to determine its fair value or if there are features, such as a leverage factor, that increase exposure to the variables listed above in a manner that is inconsistent with the fixed-for-fixed model, the instrument would not be considered indexed to the company’s own stock.

In practice, standard pricing models for these instruments contain certain implicit assumptions. For example, the Black-Scholes-Merton option pricing model assumes that stock price changes will be continuous. In the real world, stock price discontinuities caused by events such as a merger announcement, a spinoff of a subsidiary or a large, non-recurring cash dividend violate this implicit assumption. Accordingly, for purposes of applying Step 2, fair value inputs include adjustments to neutralize the effects of events that can cause stock price discontinuities, as discussed in ASC 815-40-15-7G (EITF Issue 07-5, paragraph 17).

Antidilution Protection

Many investors demand antidilution protection in convertible loans and warrant agreements. These provisions protect the investors from declines in the underlying stock price and from dilution caused when subsequent investors receive a better conversion or exercise price (commonly referred to as “down round” protection). Down round protection is a common feature in venture capitalist financing agreements and it is frequently found in securities purchase and loan agreements. Down round adjustments should be evaluated carefully to determine whether they are triggered by dilutive activities initiated by the company and compensate only to the extent of dilution suffered because of these activities or events. Since “dilution” does not have a precise meaning, many investors believe that the subsequent sale of shares at a lower price, even when that price reflects the then-current fair value, causes dilution. However, this kind of market driven “dilution” is an economic risk that the holder of a fixed-for-fixed instrument bears, and any provision that would insulate them from such a loss, even under remote circumstances, fails Step 2.

The key element, which ASC 815-40-15 (EITF Issue 07-5) does not articulate well, is that the holder of a fixed-price-for-fixed-number-of-shares instrument bears the risk of loss if the fair value of the shares decreases because of changes in the market. Provisions that allow the holder of an instrument to recoup part or all of a loss caused by a market-driven decline in the value of the shares, even in remote circumstances, are not consistent with a fixed-price-for-fixed-number-of-shares instrument and will frequently cause the instrument to fail Step 2. By contrast, a change in the value of the shares that is directly attributable to a company-initiated transaction, such as a stock split, a stock dividend, or a sale of shares at less than current fair value or share repurchases for an amount exceeding the fair value, are events that would permit an adjustment of the exercise/ conversion price of a fixed-price-for-fixed-number-of-shares instrument without violating Step Two.

For example, assume R Company issues convertible debt for $1,000 that is convertible into 100 shares of common stock at a fixed conversion price of $10. The instrument includes a provision that the conversion price will be adjusted for stock splits and stock dividends. If the Company’s stock splits (2 shares for 1), the conversion price is reduced to $5 and the number of shares is increased to 200. Since the post-split settlement amount of this instrument is the fair value of 200 shares at the settlement date less $1,000, which is economically the same as before the split, these types of adjustments would generally be considered inputs to the fair value of a “fixed-for-fixed” forward or option on equity shares.

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Even for a company-initiated transaction, it is important to assess whether the adjustment to the exercise/conversion price is limited to the change in the value of the shares that is directly attributable to the company’s dilutive activities.

Continuing the above example, assume that one year after issuance, when the post split current fair value of the shares has declined to $3 per share, R Company sells shares at a below-market price of $2 per share. An adjustment to the conversion price for the expected effect of the sale of shares at a $1 below-market discount would pass ASC 815-40-15 (EITF Issue 07-5). However, an adjustment to the conversion price for the effect of the decline in market value from $5 to $3 would fail ASC 815-40-15 (EITF Issue 07-5) as this is a market-based decline not directly attributable to a company-initiated transaction.

As stated earlier, a company-initiated share repurchase offer for an amount exceeding the fair value is an example of a dilutive transaction, for which adjustments to the conversion or exercise price of outstanding instruments would pass Step 2, if it protects only to the extent of dilution suffered. In informal discussions, the SEC staff has noted that there may be limited circumstances in which third-party initiated activities such as a tender offer also may pass Step 2. In a third-party initiated tender offer, protection provisions may pass Step 2 if they protect against stock price discontinuity, the amount of protection is commensurate with the dilution suffered and the tender offer was available to all common stockholders on a proportionate basis.

We note that all of the Company’s warrants contain the same provisions for adjustments to the exercise price. Therefore, one analysis for each provision is considered adequate.

The first provision is for adjustment due to stock splits and combinations. These are standard anti-dilution provisions that do not fail the Step 2 test.

The next provision is for “Reclassification, Exchange and Substitution” included in Section 3.2 of the Warrant documents .. See Attachment A, Note 8.

We note that this is an unusual provision. All warrants are exercisable for Common Stock. Therefore, a provision which calls for protection for the holder should Common Stock either cease to exist (which doesn’t seem possible), or if the underlying shares for which the warrants are exercisable are changed, while unusual, does not appear to violate the Step 2 test. We note the document is silent regarding who can initiate the change, but believe it is reasonable to assume it is the Company since this is a protection provision for the holder.

The next provision is the adjustment for “Capital Reorganization, Merger or Consolidation.” As we discussed in Question 4, this provision is not a put, but is an adjustment to protect against stock price discontinuity in an amount commensurate with the dilution suffered. As noted in the summarized BDO guidance above. In informal discussions, the SEC staff has noted that there may be limited circumstances in which third-party initiated activities such as a tender offer also may pass Step 2. In a third-party initiated tender offer, protection provisions may pass Step 2 if they protect against stock price discontinuity, the amount of protection is commensurate with the dilution suffered and the tender offer was available to all common stockholders on a proportionate basis.

The last provision is the “Adjustment for Dividends or Distributions of Stock or Other Securities or Property” included in Section 3.5 of the Warrant Documents. See Attachment A, Note 9.

Once again, this is an unusual provision in that it excludes stock dividends (which are covered in the first anti-dilution provision) and cash dividends. However, it appears to be directly attributable to a Company initiated transaction and appears to protect the holder against dilution of share value caused the Company’s initiated dilutive event. Therefore, it does not appear to fail the Step 2 test.

STEP C2: Would the embedded conversion option be classified in stockholders’ equity?

The next step is to determine if the embedded conversion option or warrant would be classified in stockholders’ equity according to ASC 815-40 (EITF Issue 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock).10 This step also should be applied to determine the balance sheet classification of freestanding warrants. The basic model in ASC 815-40-25 (EITF Issue 00-19, paragraphs 1-11) regarding whether an embedded conversion option or freestanding warrant requires or may require net cash settlement must be considered to determine if equity classification is appropriate.

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ASC 815-40-25 (EITF Issue 00-19) defines three settlement methods as follows:

1. Physical settlement – The buyer delivers the full contractually stated amount in cash to the seller, and the seller delivers the full stated number of shares to the buyer.

2. Net-share settlement – The party with the loss on the contract delivers to the party with the gain the number of shares with a current fair value equal to the gain.

3. Net-cash settlement – The party with the loss on the contract delivers to the party with the gain a cash payment equal to the gain, and no shares are exchanged.

Under ASC 815-40-25-1 (Issue 00-19, paragraph 7), contracts that require or may require the issuer to settle the contract for cash are liabilities, and contracts that require settlement in shares are equity instruments. If the contract offers a choice of settlement to the issuer, settlement in shares is assumed. If the contract offers a choice of settlement to the holder, settlement in cash is assumed.

If net cash settlement is not required, the embedded conversion option or freestanding warrant also must meet the further detailed criteria of ASC 815-40-25-7 through 35 (EITF Issue 00-19, paragraphs 12-32) in order for equity classification (versus liability, or sometimes asset) to be appropriate.

Based on our review of the documents, we noted no provisions for net cash settlement. We did note a provision which allows the Company to accelerate the amount of time that the holder has to exercise the warrants, Section 3(b) of the Warrant Purchase Agreement included in Attachment A, Note 10.

However, we note that this provision does not change the fact that only settlement in shares is permitted.

STEP C3 from the Practice Aid is not applicable to freestanding warrants, therefore, we will move on to STEP C4.

STEP C4: Would the embedded conversion option be classified in stockholders’ equity?

ASC 815-40-25 (EITF Issue 00-19) provides guidance for determining whether an embedded conversion option in a nonconventional convertible instrument or a freestanding warrant would qualify for classification as stockholders’ equity (versus a liability or, in some cases, an asset). ASC 815-40-25-7 through 35 (EITF Issue 00-19, paragraphs 12-32) provide the criteria that must be met for such instruments to qualify for equity classification. Each of these criteria is discussed below.

Criteria for Equity Classification

Settlement permitted in unregistered shares.

Convertible debt, convertible preferred stock, and freestanding warrants are often accompanied by a registration rights agreement. A typical registration rights agreement requires the issuer to use its best efforts to register the shares underlying the conversion option or freestanding warrants. If the agreement simply requires the company to use its “best efforts” or “commercially reasonable efforts” to register the shares with no deadline, the requirement is under the control of the company and the criterion is satisfied and no accounting is required for the agreement. This means that the issuer can classify the conversion options or freestanding warrants as equity assuming all other requirements are met.

We note that there is no accompanying registration agreement accompanying these warrants. Per the Warrant agreements:

8. Reservation and Issuance of Warrant Shares. The Company represents and warrants that (i) there have been reserved, and the Company shall at all times keep reserved so long as this Warrant remains outstanding, out of its authorized capital a number of shares of Common Stock sufficient to provide for the exercise of this Warrant, and (ii) the Common Stock issued upon exercise of this Warrant will, upon issuance in accordance with the terms of this Warrant, be duly and validly issued, fully paid and nonassessable shares of Common Stock.

10. Restrictions on Transfer; Accredited Investor Representations.

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10.1 Absent an effective registration statement under the 1933 Act (and/or compliance with any applicable state securities law registration requirements) covering the disposition of this Warrant or the Warrant Shares issued or issuable upon exercise of this Warrant, neither this Warrant nor the Warrant Shares issued or issuable upon exercise of this Warrant may be sold, transferred, assigned, hypothecated or otherwise disposed of without first providing the Company with evidence reasonably satisfactory to the Company that such sale, transfer, assignment, hypothecation or other disposal will be exempt from the registration and prospectus delivery requirements of applicable federal and state securities laws and regulations. The above notwithstanding, the Warrantholder may assign all or a portion of this Warrant to any of its members or business affiliates.

10.2 The Warrantholder, by its acceptance hereof, represents, warrants, covenants and agrees, and upon the exercise of this Warrant shall be deemed to have represented, warranted, covenanted and agreed as of the date of such exercise, that (i) the Warrantholder has sufficient knowledge of the business and affairs of the Company and the Company has made available to the Warrantholder or its agents all documents and information relating to an investment in the Warrant Shares requested by or on behalf of the Warrantholder; (ii) the Warrantholder is acquiring the Warrant Shares for investment for its own account, and not with a view to or for sale in connection with any distribution thereof; (iii) the Warrantholder understands that the Warrant Shares to be purchased have not been registered pursuant to the 1933 Act or any state securities laws, and the offer and sale of the Warrant Shares is intended to be exempt from registration under the 1933 Act and under applicable state securities laws, which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Warrantholder's representations as expressed herein; (iv) the Warrantholder was not organized or reorganized for the purpose of purchasing the Warrant or the Warrant Shares; (v) if the Warrant Shares are not listed for trading on a national securities exchange or quoted on The Nasdaq Stock Market, the Warrantholder understands that no public market exists for the Warrant Shares and that there is no assurance that a public market will ever exist for the Warrant Shares; (vi) the Warrantholder has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Warrant Shares, and the Warrantholder is capable of bearing the economic risks of such investment, including the risk of loss of its entire investment in the Warrant Shares; and (vii) the Warrantholder is an "accredited investor" as defined in Rule 501 promulgated by the Securities and Exchange Commission under the 1933 Act.

Given our understanding of these provision, it appears settlement is permitted in unregistered shares.

Entity has sufficient authorized and unissued shares.

Contract contains an explicit share limit.

Both of these criteria reflect the point that the company must be able to satisfy the share settlement provisions of the agreement in order for equity classification to be appropriate. The logic is that if the company is unable to deliver the required shares, the holder would be entitled to other remedies, such as cash settlement, which would cause the instrument to be classified as a liability.

The above two criteria are related in that, without an explicit limit on the number of shares to be delivered in share settlement, it is impossible for a company to conclude that it has sufficient authorized and unissued shares available to settle the contract. However, certain reset provisions that cause a convertible security to be nonconventional because the conversion price changes might not fail this criteria in ASC 815-40 (EITF Issue 00-19).

For example, consider a convertible debt instrument with a reset provision that provides for adjustments for dilution to the conversion price if the company issues additional securities below market price. As noted above, this convertible debt is indexed to the company’s own stock only if the resets compensate for dilution, but is not conventional because the number of shares is not fixed. The company could issue more shares at a price lower than market price, thus changing the conversion price and the shares to be issued upon conversion. However, we note that the number of shares is variable only with respect to potential actions of the company. Thus, assuming that the company currently has sufficient shares to settle the contract, the ability to settle in shares is within control of the company because the company has control over the event that would trigger the adjustment to the conversion price.

In many cases the conversion rate set forth in an instrument does establish the maximum number of shares that could be required in share settlement. The analysis of available shares must consider all existing instruments that could be settled in shares, including employee options and other embedded and freestanding instruments. It is not always obvious if the number of shares is capped.

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We note that as of October 2011, the Company had 350,000,000 shares authorized and approximately 201,000,000 shares outstanding. All events triggering reset provisions, as contained in the warrants, are under the control of the Company. In addition, the Company has analyzed all other convertible notes, warrants or options and noted no reset provisions which might cause these Warrants to fail the authorized and outstanding test.

No required cash payment if entity fails to timely file.

This requirement and the one following both address the possibility that the issuer will be required to make cash payments to the holder under certain conditions. These cash payments represent a type of cash settlement and preclude equity classification for the conversion options or warrants.

Per our review of the documents, we noted no provisions for required cash payments if the Company fails to timely file.

No cash-settled top-off or make-whole provision.

This requirement relates to provisions under which the holder is entitled to cash payments in the event that a certain level of return on investment is not achieved. Often these provisions effectively guarantee the holder a defined return. If such a provision can be net-share settled and the maximum number of shares that could be required to be delivered under the contract (including “top-off” or “make-whole” provisions) is fixed and less than the number of available authorized shares (including the number of shares that could be required to be delivered during the contract period under existing commitments), a top-off or make-whole provision would not preclude equity classification. Without such a net-share settlement, these provisions represent cash settlement, the agreement would fail the criterion and would be considered a liability.

ASC 815-40-25-7 (EITF Issue 00-19) notes that the requirement prohibiting cash settlement does not apply to certain cash payments available to all shareholders, such as a liquidation or distribution payment.

Per our review of the documents, we noted no provisions which would violate meeting this test.

No counterparty rights rank higher than shareholder rights.

No collateral required.

We noted no collateral is required. The Warrantholders have no rights as a shareholder.

Conclusion on Question #5: How should the warrants be classified (Liability or Equity)?

Based on our analysis, as documented above, equity classification of the warrants appears proper.

Question and Conclusion on #6: How does the Interim Management Agreement affect the transaction accounting?

Section 5 of the Interim Management Agreement between GeneLink and Capsalus includes fees to be received by GeneLink for management and support services. See Attachment A, see Note 12. These revenues should be recognized in accordance with the ASC 605, Revenue Recognition, when earned and basic criteria for revenue recognition are met.

In addition, as discussed in Question 1, there is a provision in Section 8 of the agreement that discusses that during the Interim Management Period (October 1, 2011 through the date of Closing of the sale of GeneWize), Capsalus is to receive all revenues and be responsible for all expenses of GeneWize. See Attachment A, Note 13. In the event that expenses for GeneWize exceed revenues and additional funding is required, the Purchaser agrees to fund the shortfall through making unsecured loans to the Company. If the sale is not consummated, these loans are forfeited.

During the period of October 1, 2011 through December 31, 2011, GeneWize incurred a net loss for the quarter. For the December 31, 2011 financials, any amounts received in cash or other goods for additional funding from Capsalus should be recorded as a liability. If the amounts are to be used to reduce the purchase price for the sale of GeneWize, then appropriate consideration should be given to this in accounting for the sale (as discussed in Question #2) in February 2012 (when shareholder approval and closing of the sale occurred).

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Question #7: How does the License & Distribution Agreement (“LDA”) affect the transaction accounting?

GeneLink entered into the LDA agreement with GeneElite, an unrelated company as discussed in the “Overview” above. GeneLink is to receive under the LDA $1,500,000 which includes a $750,000 non-refundable advance deposit as discussed further below. This represents $250,000 for the Athletic Formula Channel, and $1,250,000 for the Direct Sales and MLM Channels. $1,000,000 (the "Upfront License Fee") was paid upon execution of the LDA and $500,000 (the "Remaining License Fee") shall be payable when GeneLink's shareholders have approved the sale of GeneWize Life Sciences, Inc. to Capsalus Corp. pursuant to the Shareholders Meeting.

The LDA contains an additional clause in Schedule 3.2. See Attachment A, Note 11 related to a $750,000 non-refundable advance deposit (“NDA”) which shall be used solely and exclusively by GeneLink to improve or support its infrastructure and to improve or support its capability to manufacture, ship and deliver Products and otherwise handle and process Customer orders. This NDA is to be credited back to Gene Elite at $1 per order of products over the term of the contract and represents a portion of the Up Front Payment of $1,000,000. The NDA accrues interest at 4% per annum. Based on these terms, we believe the NDA is more akin to a line of credit and as the Purchaser pays for products purchased from GeneLink, the NDA will be reduced at $1 per order (defined in the LDA as “each shipment to a Customer”). Therefore, the NDA should be recorded as a liability at the date of receipt and should be reduced for any shipments to customers with the offsetting amount recorded against any amounts due from the Purchaser for purchase of its products.

Revenue recognition for the other $750,000 of the total $1,500,000 (the actual “License Fees” does not appear to be within the scope of ASC revenue recognition guidance for specific intellectual property transactions such as collaborative arrangements, franchisors, etc. Therefore, guidance falls under the general guidance for ASC 605. We do note however, that the SEC has also provided their interpretations for similar fees as documented below.

Per ASC 605-10-S99 (SEC Materials)

f. Nonrefundable up-front fees.

Question 1.

Facts: Registrants may negotiate arrangements pursuant to which they may receive nonrefundable fees upon entering into arrangements or on certain specified dates. The fees may ostensibly be received for conveyance of a license or other intangible right or for delivery of particular products or services. Various business factors may influence how the registrant and customer structure the payment terms. For example, in exchange for a greater up-front fee for an intangible right, the registrant may be willing to receive lower unit prices for related products to be delivered in the future. In some circumstances, the right, product, or service conveyed in conjunction with the nonrefundable fee has no utility to the purchaser separate and independent of the registrant's performance of the other elements of the arrangement. Therefore, in the absence of the registrant's continuing involvement under the arrangement, the customer would not have paid the fee. Examples of this type of arrangement include the following:

A registrant sells a lifetime membership in a health club. After paying a nonrefundable"initiation fee," the customer is permitted to use the health club indefinitely, so long as the customer also pays an additional usage fee each month. The monthly usage fees collected from all customers are adequate to cover the operating costs of the health club.

A registrant in the biotechnology industry agrees to provide research and development activities for a customer for a specified term. The customer needs to use certain technology owned by the registrant for use in the research and development activities. The technology is not sold or licensed separately without the research and development activities. Under the terms of the arrangement, the customer is required to pay a nonrefundable"technology access fee" in addition to periodic payments for research and development activities over the term of the contract.

A registrant requires a customer to pay a nonrefundable"activation fee" when entering into an arrangement to provide telecommunications services. The terms of the arrangement require the customer to pay a monthly usage fee that is adequate to recover the registrant's operating costs. The costs incurred to activate the telecommunications service are nominal.

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A registrant charges users a fee for non-exclusive access to its web site that contains proprietary databases. The fee allows access to the web site for a one-year period. After the customer is provided with an identification number and trained in the use of the database, there are no incremental costs that will be incurred in serving this customer.

A registrant charges a fee to users for advertising a product for sale or auction on certain pages of its web site. The company agrees to maintain the listing for a period of time. The cost of maintaining the advertisement on the web site for the stated period is minimal.

A registrant charges a fee for hosting another company's web site for one year. The arrangement does not involve exclusive use of any of the hosting company's servers or other equipment. Almost all of the projected costs to be incurred will be incurred in the initial loading of information on the host company's internet server and setting up appropriate links and network connections.

Question: Assuming these arrangements qualify as single units of accounting under EITF Issue 00-21 [Subtopic 605-25 :] FN36, when should the revenue relating to nonrefundable, up-front fees in these types of arrangements be recognized?

FN36 The staff believes that the vendor activities associated with the up-front fee, even if considered a deliverable to be evaluated under EITF Issue 00-21 [Subtopic 605-25 : ], will rarely provide value to the customer on a standalone basis.

Interpretive Response: The staff believes that registrants should consider the specific facts and circumstances to determine the appropriate accounting for nonrefundable, up-front fees. Unless the up-front fee is in exchange for products delivered or services performed that represent the culmination of a separate earnings process, FN37 the deferral of revenue is appropriate.

FN37 See Concepts Statement 5, footnote 51, for a description of the"earning process."

In the situations described above, the staff does not view the activities completed by the registrants (i. e., selling the membership, signing the contract, enrolling the customer, activating telecommunications services or providing initial set-up services) as discrete earnings events. FN38 The terms, conditions, and amounts of these fees typically are negotiated in conjunction with the pricing of all the elements of the arrangement, and the customer would ascribe a significantly lower, and perhaps no, value to elements ostensibly associated with the up-front fee in the absence of the registrant's performance of other contract elements. The fact that the registrants do not sell the initial rights, products, or services separately (i. e., without the registrants' continuing involvement) supports the staff's view. The staff believes that the customers are purchasing the on-going rights, products, or services being provided through the registrants' continuing involvement. Further, the staff believes that the earnings process is completed by performing under the terms of the arrangements, not simply by originating a revenue-generating arrangement.

FN38 In a similar situation, lenders may collect nonrefundable loan origination fees in connection with lending activities. The FASB concluded in Statement 91 [Subtopic 310-20 :] that loan origination is not a separate revenue-producing activity of a lender, and therefore, those nonrefundable fees collected at the outset of the loan arrangement are not recognized as revenue upon receipt but are deferred and recognized over the life of the loan (paragraphs 5 and 37 of FAS 91 [paragraph 310-20-35-2 : ]).

While the incurrence of nominal up-front costs helps make it clear that there is not a separate earnings event in the telecommunications example above, incurrence of substantive costs, such as in the web hosting example above, does not necessarily indicate that there is a separate earnings event. Whether there is a separate earnings event should be evaluated on a case-by-case basis. Some have questioned whether revenue may be recognized in these transactions to the extent of the incremental direct costs incurred in the activation. Because there is no separable deliverable or earnings event, the staff would generally object to that approach, except where it is provided for in the authoritative literature (e. g., Statement 51 [Sections 922-605-25 : and 922-430-25 : ]).

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Supply or service transactions may involve the charge of a nonrefundable initial fee with subsequent periodic payments for future products or services. The initial fees may, in substance, be wholly or partly an advance payment for future products or services. In the examples above, the on-going rights or services being provided or products being delivered are essential to the customers receiving the expected benefit of the up-front payment. Therefore, the up-front fee and the continuing performance obligation related to the services to be provided or products to be delivered are assessed as an integrated package. In such circumstances, the staff believes that up-front fees, even if nonrefundable, are earned as the products and/or services are delivered and/or performed over the term of the arrangement or the expected period of performance FN39 and generally should be deferred and recognized systematically over the periods that the fees are earned. FN40

FN39 The revenue recognition period should extend beyond the initial contractual period if the relationship with the customer is expected to extend beyond the initial term and the customer continues to benefit from the payment of the up-front fee (e. g., if subsequent renewals are priced at a bargain to the initial up-front fee).

FN40 A systematic method would be on a straight-line basis, unless evidence suggests that revenue is earned or obligations are fulfilled in a different pattern, in which case that pattern should be followed.

Some propose that revenue should be recognized when the initial set-up is completed in cases where the on-going obligation involves minimal or no cost or effort and should, therefore, be considered perfunctory or inconsequential. However, the staff believes that the substance of each of these transactions indicates that the purchaser is paying for a service that is delivered over time. Therefore, revenue recognition should occur over time, reflecting the provision of service. FN41

FN41 Concepts Statement 5, paragraph 84(d).

Conclusion on #7: How does the License & Distribution Agreement (“LDA”) affect the transaction accounting?

It appears that given these Staff Interpretations, the $750,000 license fee should be deferred and recognized ratably over a minimum of the initial contract term or potentially longer if the Company concludes that renewals are likely. Accordingly, the Company will need to determine the likelihood of renewal of the LDA agreements.

In addition we also considered the following from 605-10-S99:

SAB Topic 13.A.4, Fixed or Determinable Sales Price

a. Refundable fees for services.

A company's contracts may include customer cancellation or termination clauses. Cancellation or termination provisions may be indicative of a demonstration period or an otherwise incomplete transaction. Examples of transactions that financial management and auditors should be aware of and where such provisions may exist include"side" agreements and significant transactions with unusual terms and conditions. These contractual provisions raise questions as to whether the sales price is fixed or determinable. The sales price in arrangements that are cancelable by the customer is neither fixed nor determinable until the cancellation privileges lapse. FN46 If the cancellation privileges expire ratably over a stated contractual term, the sales price is considered to become determinable ratably over the stated term. FN47 Short-term rights of return, such as thirty-day money-back guarantees, and other customary rights to return products are not considered to be cancellation privileges, but should be accounted for in accordance with Statement 48 [Subtopic 605-15 : ]. FN48

FN46 SOP 97-2, paragraph 31 [paragraph 985-605-25-37 : ].

Given that a termination clause exists (see Attachment A, Note 14) that gives the Licensee a choice to terminate the agreement and to receive a full or partial refund (depending on the reason) in the event the Stock Purchase Agreement is terminated, we do not believe that any revenue should be recognized considering the SEC Staff’s position above, until the shareholder approval is received in January 2012.

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Question #8: How should the warrants issued in connection with the LDA be accounted for as it relates to the transaction accounting?

As previously noted in Attachment A, Note 5, per the Warrant Purchase Agreement:

GeneLink and Gene Elite are parties to a License and Distribution Agreement (the "LDA"), entered into as of the date of this Agreement, pursuant to which GeneLink has licensed to Gene Elite certain of its intellectual property and other proprietary rights in the direct sales, athletic formula and multi-level marketing channels. In connection with the execution and delivery of the LDA, Gene Elite made an Up Front Payment of $1,000,000 as specified in the LDA and is further obligated to pay a Remaining Licensing Fee of $500,000 as specified in the LDA. As partial consideration for Gene Elite entering into the LDA, to facilitate the alignment of interests between GeneLink, GeneLink desires to grant to Gene Elite warrants to acquire shares of common stock of GeneLink, in accordance with the terms and provisions set forth below.

The warrants were issued for the purpose of incentivizing the signing of the LDA. In addition, we note that it appears the licensing agreement is also a sales agreement.  The license is for the right to exclusively sell the Company’s products.  It includes provisions which required Gene Elite to order all DNA test panels and products from GeneLink.  It defines the pricing structure for which Gene Elite will pay for those products.  It includes minimum sales order guidelines to maintain the exclusivity of sales channels and minimum revenues to be received from sales by GeneLink to trigger automatic renewal rights.  As concluded in Question #7, the SEC staff believes that generally upfront fees are to be deferred over the term on the basis that that is when the customer receives the benefit for the delivery of products or services.  Therefore, it appears that these Warrants should also be considered under the guidance of ASC 605-50 Revenue Recognition – Customer Payments and Incentives for applicability and accounting guidance.

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We utilized the decision tree per ASC 605-50-55-1 for determination of specific applicability and recognition under Sections 605-50-25 and 605-50-45.

Step 1: Did the vendor give consideration to the customer? Answer: Yes – move on to Step 2

Step 2: Does the consideration quality for scope exclusion in paragraph 15-3?

ASC 605-50-15-3 The guidance in this Subtopic does not apply to any of the following:

a. Arrangements that are multiple deliverable transactions within the scope of Subtopic 605-25 : including both of the following:

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1. Coupons, rebates, and other forms of rights for free or significantly discounted products or services received by a customer in a prior exchange transaction that were accounted for by the vendor as a separate deliverable in that prior exchange

2. An offer to a customer, in connection with a current revenue transaction, for free or discounted products or services from the vendor that is redeemable by the customer at a future date without a further exchange transaction with the vendor.

b. Offers of free or discounted products or services that are exercisable after a customer has completed a specified cumulative level of revenue transactions or remained a customer for a specified time period (for example, point and loyalty programs)

c. Amortization of intangible assets that arise in connection with consideration given to a customer by a vendor that are acquired and separately recognized in a business combination.However, the income statement characterization model in paragraph 605-50-45-2 : does apply to the amortization of an exclusivity arrangement acquired in a business combination only if the exclusivity arrangement negotiated by the acquiree was not negotiated independently of the acquirer.

The guidance does not define “products”.  But in our opinion, this refers to manufactured products or products for sale, such as GeneLink’s Skin Care Products, not warrants which are not a “product” of the Company. In addition, footnote (a) of the decision tree indicates that the authoritative guidance views that equity instruments should be considered analogous to cash consideration. Therefore, we conclude that the scope exclusions of ASC 605-50-15-3 do not apply. The answer to Step 2 is “No”.

Step 3: Apply income statement characterization guidance in paragraphs 45-1 through 45-5. Does the application of these paragraphs create negative revenue?

Paragraphs 45-1 through 45-5 state:

>    Vendor's Income Statement Characterization of Consideration Given to a Customer (Including a Reseller)

45-1  A vendor may give a customer a sales incentive or other consideration . This Subtopic addresses the circumstances under which that consideration is either:

a. An adjustment of the selling prices of the vendor’s products or services and therefore characterized as a reduction of revenue when recognized in the vendor’s income statement

b. A cost incurred by the vendor for assets or services received from the customer and therefore characterized as a cost or expense when recognized in the vendor’s income statement.

45-2   Cash consideration (including a sales incentive) given by a vendor to a customer is presumed to be a reduction of the selling prices of the vendor’s products or services and, therefore, shall be characterized as a reduction of revenue when recognized in the vendor’s income statement. That presumption is overcome and the consideration should be characterized as a cost incurred if, and to the extent that, both of the following conditions are met:

a. The vendor receives, or will receive, an identifiable benefit (goods or services) in exchange for the consideration. In order to meet this condition, the identified benefit must be sufficiently separable from the recipient’s purchase of the vendor’s products such that the vendor could have entered into an exchange transaction with a party other than a purchaser of its products or services in order to receive that benefit.

b. The vendor can reasonably estimate the fair value of the benefit identified under the preceding condition.If the amount of consideration paid by the vendor exceeds the estimated fair value of the benefit received, that excess amount shall be characterized as a reduction of revenue when recognized in the vendor’s income statement.

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45-3  If the consideration consists of a free product or service (for example, a gift certificate from the vendor or a free airline ticket that will be honored by another, unrelated entity), or anything other than cash (including credits that the customer can apply against trade amounts owed to the vendor) or equity instruments (see Example 9 [paragraph 605-50-55-43 :),the cost of the consideration shall be characterized as an expense (as opposed to a reduction of revenue) when recognized in the vendor’s income statement. That is, the free item is a deliverable in the exchange transaction and not a refund or rebate of a portion of the amount charged to the customer.

45-4  The separability aspect of the condition in paragraph 605-50-45-2(a) : generally will require slotting fees and similar product development or placement fees to be characterized as a reduction of revenue. Buydowns could never meet the separability aspect of the condition and, therefore, shall always be characterized as a reduction of revenue.

45-5  This vendor income-statement characterization guidance applies to consideration from a vendor to an entity that purchases the vendor’s products for resale, regardless of whether those purchasers resell the vendor’s products without altering them or use the vendor’s products as a component in products or services that the purchasers sell. For example, a cooperative advertising payment made by a computer component manufacturer to a customer that manufactures or assembles computers would be subject to this guidance.

The Company should perform an analysis to determine if the application of the above guidance results in creating negative revenue. If so, they should apply income statement characterization guidance in paragraphs 45-6 through 45-11 which are presented as follows:

> >    Characterization of Revenue Reductions that Result in Negative Revenue

45-6  Negative revenue may arise from the application of the guidance in this Subtopic to cash consideration given by a vendor to a customer or from transactions or changes in estimates that are required to be characterized as a reduction of revenue by other Subtopics in the Codification. The Examples in Section 605-50-55 : discuss some of those Subtopics and underlying circumstances that could result in negative revenue. This Subtopic addresses whether the negative revenue amount should be re-characterized as an expense in the vendor’s income statement.

45-7  If amounts are required to be characterized as a reduction of revenue under this or any other Topic, a presumption exists that no portion of those amounts shall be re-characterized as an expense. However, if a vendor demonstrates that characterization of those amounts as a reduction of revenue results in negative revenue for a specific customer on a cumulative basis (that is, since the inception of the overall relationship between the vendor and the customer), then the amount of the cumulative shortfall may be re-characterized as an expense.

45-8  The vendor’s revenue may arise from sales to resellers that are direct customers of the vendor (for example, distributors) that in turn sell the vendor’s products to other resellers further down the distribution chain (for example, retailers that are customers of the distributors). If the consideration paid by the vendor that results in negative revenue is paid to those resellers further down the distribution chain (that is, the retailers), the vendor must be able to identify the distributor from whom the retailer acquired the vendor’s products to perform the specific customer analysis referred to in this paragraph and the preceding paragraph.

45-9  A vendor may remit or be obligated to remit cash consideration at the inception of the overall relationship with a customer before the customer orders, commits to order, or purchases any vendor products or services. Under the guidance in the preceding two paragraphs, any resulting negative revenue may be re-characterized as an expense if, at the time the consideration is recognized in the income statement, it exceeds cumulative revenue from the customer. However, re-characterization as an expense would not be appropriate if a supply arrangement exists and either of the following circumstances also exists:

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a. The arrangement provides the vendor with the right to be the provider of a certain type or class of products or services for a specified period of time and it is probable that the customer will order the vendor’s products or services.

b. The arrangement requires the customer to order a minimum amount of vendor products or services in the future ,except to the extent that the consideration given exceeds probable future revenue from the customer under the arrangement.

45-10  In determining whether cumulative negative revenue exists for a specific customer, revenues recognized by all entities within the consolidated group that includes the vendor from transactions with that customer shall be considered. The inception of the overall relationship could include the reestablishment (after a significant period of time) of a relationship between a vendor and a customer that had previously been terminated.

45-11  For purposes of applying the guidance in paragraphs 605-50-45-6 through 45-9 : , each financial reporting period shall stand on its own. If an amount is classified as an expense in one period, amounts presented in the income statement for that period shall not later be reclassified even if that approach results in a credit to expense in a later period. If changes in estimates or other factors cause a reduction in the measured fair value of recognized consideration, the income statement credit shall be characterized as a reduction of expense to the extent of any previously recognized expense under the guidance in those paragraphs. Any remaining income statement credit shall be characterized as an increase in revenue. (See Example 18 [paragraph 605-50-55-73 :] for additional guidance.)

For determination of potential “negative revenue” we believe the Company should consider the fee plus total future estimate sales of product, as can be reasonably estimated. Adding total sales makes sense as the warrants were issued to incentivize the signing of the contract both for the up-front license fee revenue and revenues from future sales. The estimated future sales should be over the term of agreement considering renewal options. This could be an estimate that could change in the future which is addressed in the Subtopic.

Step 4: Assuming “negative revenue” application is not applicable, the next question is, “Did the vendor (GeneLink) receive an identifiable benefit?

We do not believe as required by 605-50-45-2 above, the condition is met that the vendor (GeneLink) will receive an identifiable benefit for the issuance of the warrants. Example 20 included in ASC 605-50-55-96 through 100 includes warrants which are determined to be a reduction in revenue, not an adjustment to COGS. Therefore, it appears presentation as a reduction of revenues is applicable. Move on to Step 5.

Step 5: Is consideration redeemable by customer only if the customer completes a specified cumulative level of revenue transactions or remains a customer for a specified time period?

The answer to this question is both “Yes” and “No”. The non-performance warrants do not include any criteria for redemption based on sales or customer retention. The performance warrants have vesting criteria based on number of customer orders. We will address accounting for the performance warrants first.

Step 5(a): Is the consideration cash? As noted in footnote (a) in the decision tree above, it appears the equity consideration is analogous to cash consideration regardless of measurement dates. Move on to the next Step 5(b).

Step 5(b) Apply recognition and measurement guidance in paragraphs 25-7 through 25-9.

Analysis of Performance Warrants

Paragraphs 25-7 through 25-9 state:

> >    Contingent Sales Incentives

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25-7  A vendor may offer a customer a rebate or refund of a specified amount of cash consideration that is redeemable only if the customer completes a specified cumulative level of revenue transactions or remains a customer for a specified time period. The vendor shall recognize the rebate or refund obligation as a reduction of revenue based on a systematic and rational allocation of the cost of honoring rebates or refunds earned and claimed to each of the underlying revenue transactions that result in progress by the customer toward earning the rebate or refund. Measurement of the total rebate or refund obligation shall be based on the estimated number of customers that ultimately will earn and claim rebates or refunds under the offer (that is, breakage should be considered if it can be reasonably estimated). However, if the amount of future rebates or refunds cannot be reasonably estimated, a liability shall be recognized for the maximum potential amount of the refund or rebate (that is, no reduction for breakage shall be made). The ability to make a reasonable estimate of the amount of future rebates or refunds depends on many factors and circumstances that will vary from case to case. However, any of the following factors may impair a vendor’s ability to make a reasonable estimate:

a. Relatively long periods in which a particular rebate or refund may be claimed

b. The absence of historical experience with similar types of sales incentive programs with similar products or the inability to apply such experience because of changing circumstances

c. The absence of a large volume of relatively homogeneous transactions.

25-8  In some cases, the relative size of the rebate or refund changes based on the volume of purchases. For example, the rebate may be 10 percent of total consideration if more than 100 units are purchased but may increase to 20 percent if more than 200 units are purchased. If the volume of a customer’s future purchases cannot be reasonably estimated, the maximum potential rebate or refund factor shall be used to record a liability (20 percent in the example). In contrast, if the volume of a customer’s future purchases can be reasonably estimated, the estimated amount to be rebated or refunded shall be recognized as a liability.

25-9  Changes in the estimated amount of rebates or refunds and retroactive changes by a vendor to a previous offer (an increase or a decrease in the rebate amount that is applied retroactively) shall be recognized using a cumulative catch-up adjustment. That is, the vendor would adjust the balance of its rebate obligation to the revised estimate immediately. The vendor would then reduce revenue on future sales based on the revised refund obligation rate as computed.

Example 20 included in ASC 605-50-96 through -100 provides an illustration of contingent incentives in the form of equity consideration:

> >    Example 20: Incentives in the Form of Equity Consideration

55-96  This Example illustrates the guidance in paragraphs 605-50-25-7 through 25-9 :.

55-97  This Example illustrates the allocation of consideration in the form of equity instruments (for which a measurement date has not been reached based on the guidance in Subtopic 505-50 :) given by a vendor to a customer that is redeemable only if the customer completes a specified cumulative level of revenue transactions to each of the underlying revenue transactions that result in progress by the customer toward earning the consideration. The Example is not intended to illustrate the only approach to allocating that consideration.

55-98  On January 1, 20X2, HeaterCo, a calendar-year entity, enters into an agreement to be the exclusive provider of portable space heaters to Customer A. (All of the various models of space heaters sold by HeaterCo sell for substantially the same price.). HeaterCo has never previously done business with Customer A. As part of the agreement, HeaterCo agrees to issue Customer A 80,000 warrants to purchase HeaterCo stock (physical settlement only) that vest only if Customer A purchases at least 200,000 units during the year ended December 31, 20X2 (that is, the warrants vest upon Customer A’s purchasing 200,000 units prior to January 1, 20X3). On January 1, 20X2, the fair value of each warrant is $5. The agreement does not contain a sufficiently large disincentive for nonperformance; thus, a measurement date for the warrants will not be reached until the vesting date. HeaterCo concludes that it is probable that Customer A will purchase at least 200,000 units during the year ended December 31, 20X2.

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55-99  As of March 31, 20X2, Customer A has purchased 70,000 units from HeaterCo at a total price of $1,400,000. HeaterCo concludes that it is still probable that Customer A will purchase at least 200,000 units during the year ended December 31, 20X2. On March 31, 20X2, the fair value of each warrant is $10.

55-100  HeaterCo records a reduction in its revenues for the quarter ended March 31, 20X2, of $280,000 ($800,000 total fair value of warrants x 70,000 units sold to Customer A÷ 200,000 units needed to vest) based on its sales to Customer A.

Therefore, the Company should (1) determine if it is possible to reasonably estimate the probability of target number of customer thresholds being met and (2) determine the number of performance warrants expected to vest at each reporting date. If probability cannot be reasonably estimated, then the maximum reduction with no assumptions for breakage (entire fair value of performance warrants) should be recorded based on a systematic and rational allocation of the cost of the incentive to each of the underlying revenue transactions that result in progress by the customer toward earning incentive, and cumulative adjustments made as dictated by 25-9 above.

Analysis of Non-performance Warrants

As indicated in Step 5 above, the non-performance warrants require different consideration in the decision tree. The next question for those warrants is: “Is consideration redeemable by customer based on a single transaction?” We believe the answer to this question is “Yes”. The “single transaction” for the non-performance warrants was in exchange for the entering into the LDA by Gene Elite as indicated by Section 1 of the Warrant Purchase Agreement:

Section 1. Purchase of Initial Warrants. In exchange for Gene Elite entering into the LDA and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, GeneLink shall issue to Gene Elite or its designees warrants (the "Initial Warrants") to acquire six million (6,000,000) shares of common stock of GeneLink at an exercise price of $0.1 0 per share and two million (2,000,000) shares of Common Stock at an exercise price of $0.45 per share, which Initial Warrants shall have an exercise period of five (5) years from the date of issuance, subject to the provisions of Section 3 below, shall provide for "cashless" exercise rights for 50% of such Initial Warrants and shall be in the forms attached here to as Exhibits A, B, C and D.

We note that there is also a Termination provision in the Stock Purchase Agreement. Per inquiry of Brad Rodos (external General Counsel), the holders (Gene Elite) could have exercised the non-performance warrants prior to shareholder approval being obtained. Therefore, we believe the single transaction criteria is met.

The next question in the decision tree is: “Is consideration either products or services delivered at the point of sale, or cash? As noted previously, footnote (a) of the decision tree indicates that the authoritative guidance views that equity instruments should be considered analogous to cash consideration. Therefore, we believe the answer to this question is “Yes”.

The next question per the decision tree is: “Will the consideration result in a loss on the sale of the product or service?” Once again, the Company should prepare an analysis that includes consideration of both the up-front fee ($750,000) and future sales. If the up-front fee plus future estimated sales less incentives (i.e. fair value of the warrants) less COS results in a loss, then the following recognition and measurement guidance in paragraphs 25-5 through 25-6 applies.

Paragraphs 25-5 through 45-6 state:

> >    Sales Incentives that Will Result in a Loss on the Sale of a Product or Service

25-5  For sales incentives offered voluntarily by a vendor and without charge to customers that can be used or that become exercisable by a customer as a result of a single exchange transaction, and that will result in a loss on the sale of a product or service, a vendor shall not recognize a liability (see Topic 405 :) for the sales incentive prior to the date at which the related revenue is recognized by the vendor.

25-6  Paragraph 330-10-35-13 : explains that the offer of a sales incentive that will result in a loss on the sale of a product may indicate an impairment of existing inventory under Topic 330.

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If there is ultimately going to be a loss on product sales, instead of recognizing a liability, the Company should impair the inventory for the loss.

If the answer to the “loss” question is “No”, then apply guidance in paragraphs 25-3 through 25-4:

> >    Sales Incentives that Will Not Result in a Loss on the Sale of a Product or Service

25-3  For a sales incentive offered voluntarily by a vendor and without charge to customers that can be used or that becomes exercisable by a customer as a result of a single exchange transaction, and that will not result in a loss on the sale of a product or service, a vendor shall recognize the cost of such a sales incentive at the later of the following:

a. The date at which the related revenue is recognized by the vendor

b. The date at which the sales incentive is offered (which would be the case when the sales incentive offer is made after the vendor has recognized revenue; for example, when a manufacturer issues coupons offering discounts on a product that it already has sold to retailers).

25-4  Certain sales incentives entitle a customer to receive a reduction in the price of a product or service by submitting a form or claim for a refund or rebate of a specified amount of a prior purchase price charged to the customer at the point of sale (for example, mail-in rebates and certain manufacturer coupons). A vendor shall recognize a liability (or deferred revenue) for those sales incentives at the later of (a) and (b) in the preceding paragraph, based on the estimated amount of refunds or rebates that will be claimed by customers. However, if the amount of future rebates or refunds cannot be reasonably and reliably estimated, a liability (or deferred revenue) shall be recognized for the maximum potential amount of the refund or rebate (that is, no reduction for breakage shall be made). The ability to make a reasonable and reliable estimate of the amount of future rebates or refunds depends on many factors and circumstances that will vary from case to case. However, any of the following factors may impair a vendor’s ability to make a reasonable and reliable estimate:

a. Relatively long periods in which a particular rebate or refund may be claimed

b. The absence of historical experience with similar types of sales incentive programs with similar products or the inability to apply such experience because of changing circumstances

c. The absence of a large volume of relatively homogeneous transactions.

Therefore, it appears in this case, assuming the issuance of the non-performance warrants do not result in a loss, the fair value of those warrants should be recognized as the up-front fee is recognized since that is the “later” date. The first revenue recognition date per Question #7 above for the up-front fees is not until the date of shareholder approval. At this point, it is not possible that any of the warrants will not be “claimed”, as indicated in 25-4 above. Since the revenues are to be recognized ratably (per SEC staff interpretations), we believe recognition of the fair value of the non-performance warrants to offset these revenues should be ratably as well.

Conclusion on Question #8: How should the warrants issued in connection with the LDA be accounted for as it relates to the transaction accounting?

As noted previously, the criteria of ASC 605-50-45-2, are not met for either performance or non-performance warrants for recognition as anything other than revenue reductions, Accordingly, for presentation purposes in the income statement, the fair value of the performance and non-performance warrants should be recognized as revenue reductions. The non-performance warrants should be amortized against revenue ratably over the same period as the license fee revenue as discussed in Question 7 above. However, if the non-performance warrants results in a loss as discussed above, the fair value of those warrants should be recognized as an impairment of at the date the loss is determined. The performance warrants should be recognized based on a systematic and rational allocation of the cost of the incentive to each of the underlying revenue transactions that result in progress by the customer toward earning incentive, and cumulative adjustments made as dictated by 605-50-25-9 above.

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Attachment A

Excerpts from Documents Related to Sale of GeneWize

Note 1.

Per Interim Management Agreement

Section 1. Management of the Company and the Business.

As part of the Management Support, Purchaser will assume all management responsibilities and control of all assets and liabilities of the Company and the Business. During the Interim Period, the Company's current management will remain substantially in place, but will act under the direction of Purchaser, or Purchaser's duly authorized representative. Purchaser will act in the best interests of the Company at Purchaser's discretion and in a manner consistent with practices in the industry at all times during the course of this Agreement, subject to the Licensing and Distribution Agreement between the Gene Elite and GeneLink and subject to Purchaser's good faith business judgment. During the Interim Period, Purchaser shall provide oversight and management support to the Company pursuant to the terms of this Agreement.

Section 8. Revenue and Expenses from Operations.

During Interim Period, Purchaser shall be responsible for all expenses incurred by the Company and shall receive all revenues generated by the Company, it being understood that except as set forth in the Stock Purchase Agreement, Purchaser shall not be liable for any expenses incurred by the Company or the Business prior to the date of this Agreement and shall not be entitled to any revenues generated by the Company or the Business prior to the date of this Agreement (even if payment for such revenues are received during or after the Interim Period. In the event that Expenses of the Company exceed Revenues and additional funding is required for Interim Period operations of the Company, the Purchaser agrees to fund the shortfall through making unsecured loans to the Company. In the event the sale is not consummated, such loans will be forfeited and will not due or payable by the Company or GeneLink.

Section 7. Company's Liabilities.

(a) Payment. As part of the Management Services, Purchaser will have the right to authorize and direct payments to be made by the Company to any of the Company's creditors to the extent necessary to conduct the Business.

(b) Employee Benefit Plans. Purchaser will have the right to authorize and make payments from the Company for each employee benefit plan of the Company, consistent with past practice.

Note 2.

Per Interim Management Agreement

Section 6. Limitations on Power of Purchaser.

Notwithstanding that Purchaser shall manage the operations of the Company's Business during the term of this Agreement, Purchaser shall not cause any of the following events to occur without the express approval of the GeneLink's Board of Directors through a duly authorized resolution: (a) change the business purpose of the Company; (b) sell any assets of the Company other than in the ordinary course of business; ( c) pledge or encumber any of the assets of the Company; (d) liquidate the Business; (e) incur any indebtedness for borrowed money; (g) cause the Company to take any action in breach of its obligations under the Stock Purchase Agreement; (h) make any change in the compensation or benefits of any employees of the Company; (i) enter into any contract of a term greater than 1 year or exceeding $50,000 in value, or (j) otherwise take any action not in the ordinary course of business consistent with past practice.

Section 9. Limitation of Purchaser's Liability.

Notwithstanding any other provision of this Agreement to the contrary and notwithstanding any provision of law to the contrary, Purchaser shall not be liable for any actions or omissions in the management and operation of the Business pursuant to this Agreement, unless such actions are in breach of any express obligation of Purchaser pursuant to this Agreement or not taken on the basis of Purchaser's good faith business judgment, and in no event shall Purchaser be liable for consequential or punitive damages.

1

Attachment A

Excerpts from Documents Related to Sale of GeneWize

Per the Stock Purchase Agreement:

ARTICLE 6

CONDITIONS PRECEDENT TO OBLIGATION TO CLOSE

Section 6.1 Conditions to the Obligation of the Purchaser.

The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part):

(a) No Action. There must not be in effect any law or judgment that would prohibit or make illegal the consummation of the transactions contemplated by this Agreement or cause the transactions contemplated by this Agreement to be rescinded following consummation;

(b) Approval by Shareholders.

(i) The Seller shall use its reasonable best efforts to submit a preliminary proxy statement to the Securities and Exchange Commission (the "SEC") providing for the solicitation of the vote of all of the Seller's shareholders vote in favor of the transactions contemplated by this Agreement (the "Preliminary Proxy Statement") within thirty (30) days of the execution of this Agreement (the "Signing").

(ii) The Seller shall print and mail to shareholders the final proxy statement requesting each shareholder's approval of the transactions contemplated by this Agreement along with all other necessary soliciting materials (together, the "Final Proxy Statement") within five (5) Business Days after (i) receipt of notice of the SEC waiving review or (ii) the finalization of any SEC comments issued in connection with the Preliminary Proxy Statement (the "Mailing Period").

(iii) The Seller shall hold any shareholder meeting necessary to vote upon the matters within the Final Proxy Statement within thirty (30) days of the last day of the Mailing Period (the "Shareholder Meeting").

(iv) The Seller and the Purchaser shall close on the transactions contemplated by this Agreement within five (5) Business Days of the Shareholder Meeting.

(c) Distribution Agreement. The Seller and Gene Elite shall have entered into the LDA on mutually acceptable terms relating to the licensing of Seller-owned Intellectual Property.

(d) Additional Capital Contribution. The Seller shall make the Additional Capital Contribution to the Company.

Section 6.2 Conditions to the Obligation of the Seller.

The obligation of the Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by the Seller, in whole or in part):

(a) No Action. There must not be in effect any law or judgment that would prohibit or make illegal the consummation of the transactions contemplated by this Agreement or cause the transactions contemplated by this Agreement to be rescinded following consummation.

(b) Licensing and Distribution Agreement. The Seller and Gene Elite shall have entered into the LDA.

(c) Payments. Purchaser shall have paid the Purchase Price and Gene Elite shall have paid the Remaining LDA Payment.

2

Attachment A

Excerpts from Documents Related to Sale of GeneWize

ARTICLE 7

TERMINATION

Section 7.1 Termination Events.

This Agreement may, by written notice given before or at the Closing, be terminated:

(a) by mutual consent of the Purchaser and the Seller;

(b) by either the Purchaser or the Seller if any Governmental Authority has issued a nonappealable final judgment or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; provided, however, that the right to terminate this Agreement under this Section 7.1 (b) will not be available to any party whose failure to fulfill any material covenant under this Agreement has been the cause of or resulted in the action or event described in this Section 7 .1 (b) occurring;

(c) by the Seller or the Purchaser if the -number of votes in favor of this Agreement cast by the shareholders of the Seller required for the consummation of the transaction contemplated by this Agreement shall not have been obtained at the meeting of the shareholders of the Seller or at any adjournment thereof duly held for such purpose;

(d) by the Board of Directors of the Seller if all of the conditions set forth in Section 5.7 have been met (Section 5.7 basically allows the BOD of the Seller to consider and possibly accept an unsolicited superior proposal for sale that is received between October 13th, 2011 and the date of closing. If the BOD does accept such proposal, they have to pay termination fees to the Purchaser as included in Section 7.2 below);

(e) by the Purchaser if the Seller has not satisfied the closing condition under Section 6. 1 (b) on or before March 31,2012 (the "Termination Date"), provided, however, that in the event the Seller is diligently pursuing its obligations pursuant to Section 6.1(b), the Seller may extend the Termination Date to June 30, 2012, upon notice to the Purchaser; or

(f) by the Seller if the Purchaser and Gene Elite have not made the payments required in Section 6.2(c) within five (5) Business Days after GeneLink's shareholders have approved the transactions contemplated by this Agreement pursuant to the Shareholders Meeting.

Section 7.2 Effect of Termination.

(a) If this Agreement is terminated pursuant to Section 7.1 (a), the parties shall determine the terms and conditions of such termination.

(b) If this Agreement is terminated pursuant to Section 7.1(c) or Section 7.l(d), (i) the Seller shall pay the Purchaser a break-up fee in the amount of Three Hundred Thousand and 00/100 Dollars ($300,000.00), which shall compensate the Purchaser for the time and expense dedicated to the transactions contemplated by this Agreement, payable upon the closing of the transaction contemplated by the Superior Proposal, (ii) Gene Elite shall retain the initial eight million (8,000,000) warrants issued to Gene Elite (the "Gene Elite Initial Warrants") pursuant to the Warrant Purchase Agreement dated as of the date of this Agreement (the "Warrant Agreement") and the six million (6,000,000) Performance Warrants issuable under the Warrant Agreement shall be issued and vest immediately as of such termination, provided that all "cashless" exercise rights associated with the Gene Elite Initial Warrants and the Performance Warrants shall be deemed immediately forfeited by the warrant holder at the time of the vesting of the Performance Warrants as provided by this Section 7 .2(b ); and (iii) upon written notice to the Seller (the "Purchaser Termination Notice"), which Purchaser Termination Notice must be given within five (5) days after the termination of this Agreement pursuant to Section 7.1( c) or Section 7.1(d), Gene Elite may immediately terminate the LDA and all rights and obligations of the parties thereunder, in which case the Seller shall return to Gene Elite the LDA Signing Amount within ninety (90) days of receipt of the Purchaser Termination Notice.

(c) If this Agreement is terminated pursuant to Section 7.1 (t), then (i) GeneLink may immediately terminate the LDA and all rights and obligations of the parties thereunder, in which event Gene Elite shall forfeit the LDA Signing Amount, and (ii) the Warrant Agreement, and all rights and obligations of the parties thereunder, shall be terminated and all warrants received by Gene Elite pursuant to the Warrant Purchase Agreement shall be cancelled.

(d) In the event that this Agreement is terminated, any profits and/or losses in connection with the operation of the Company as provided for under the Management Agreement will be allocated between the parties as of the date of such termination, as more particularly described in Section 11 of the Management Agreement.

(e) Notwithstanding the other provisions of this Section 7.2, if this Agreement is terminated pursuant to Section 7.1, this Agreement and all rights and obligations of the parties under this Agreement automatically end without liability against any party or its Affiliates, except that Section 5.4(a) (Non-Solicitation; Confidentiality), Section 5.5 (Public Announcements), Section 7.4 (Certain Effects of Termination), Article 10 (General Provisions) and this Section 7.2 will remain in full force and survive any termination of this Agreement.

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Excerpts from Documents Related to Sale of GeneWize

Section 7.3 Procedure Upon Termination.

In the event of termination and abandonment by the Purchaser or the Seller, or both, pursuant to Section 7.1, after the expiration of any applicable cure periods, written notice thereof will forthwith be given to the other party or parties, and this Agreement will terminate, and the purchase of the Shares hereunder will be abandoned, without further action by the Purchaser, the Company or the Seller.

Section 7.4 Certain Effects of Termination.

If the Purchaser or the Seller terminates this Agreement pursuant to Section 7.1, the Purchaser will comply with the Confidentiality Agreement regarding the return and/or destruction of any information furnished to the Purchaser in connection with this agreement

Note 3.

Per the Stock Purchase Agreement

Section 2.1 Sale and Purchase of Shares.

In accordance with the provisions of this Agreement, at the Closing, the Seller will sell, transfer and assign to the Purchaser, and the Purchaser will purchase and acquire from the Seller, all of the Shares, free and clear of any Encumbrances.

Section 2.2 Purchase Price.

Subject to the other terms and provisions of this Agreement, the purchase price to be paid by the Purchaser to the Seller for the Shares shall be an amount equal to Five Hundred Thousand and 00/1 00 Dollars ($500,000) (the "Purchase Price").

Section 2.3 Earnout Consideration.

( a) Calculation of Earnout Consideration: The Purchaser shall pay to the Seller earn-out consideration ("Earnout Consideration," together with the Purchase Price, the "Total Consideration") of the greater of (1) Twenty Five Thousand and 00/100 Dollars ($25,000) per calendar month (the "Monthly Base Amount") or (2) 15% of the Company's Gross Revenues generated during the preceding calendar month (the "Monthly Earnout Amount" each of which shall be the "Monthly Earnout" in the applicable calendar month). The Purchaser shall pay the Monthly Earnout as provided in Section 2.3(b), beginning as of the second full calendar month following the Closing Date and ending sixty (60) calendar months thereafter. "Gross Revenues" shall mean all revenues realized by the Company excluding returns, discounts and allowances.

(b) Payment of Earnout Consideration. On the last day of each month that a Monthly Earnout is payable, the Purchaser shall pay to the Seller the Monthly Base Amount on or before the last day of each such month. Not later than ten (10) days after the end of each calendar month in which the Purchaser must pay the Seller the Monthly Earnout (the "Earnout Period"), the Purchaser shall provide to the Seller a written notice containing its calculation of the amount, if positive, that is the difference of (i) the Monthly Earnout Amount less (ii) the Monthly Base Amount (the "Earnout Gross Up Amount"), together with reasonably detailed data supporting such calculation (the "Earnout Notice"). The Purchaser shall give the Seller and its advisors timely access to all books and records reasonably required to verify such calculations. Not later than fifteen (15) days after receipt of the Earnout Notice (the "Earnout Review Period"), the Seller may deliver a dispute notice to the Purchaser (the "Dispute Notice"), notifying the Purchaser of the Seller's proposed adjustments to, or disputes with, the Purchaser's calculations. If the Seller does not deliver a Dispute Notice during the Earnout Review Period, the Purchaser shall, within thirty (30) days after the end of each Earnout Period, pay the Seller the Earnout Gross Up Amount indicated in the Earnout Notice. If there is a dispute, the Purchaser shall, within thirty (30) days after the end of each Earnout Period pay the Seller the portion of the Earnout Gross Up Amount that is not in dispute and the parties shall in good faith attempt to resolve any disputes. If the parties can resolve such dispute within thirty (30) days after the receipt by the Purchase of the Dispute Notice, then such agreed upon amount shall be the Earnout Gross Up Amount and the Purchaser shall pay Seller any remaining Earnout Gross Up Amount then due and payable. If the parties cannot reach agreement in resolving any dispute within such thirty (30) day time period after the Dispute Notice is given by the Seller to the Purchaser, the parties shall jointly select and engage an independent accounting firm (other than the Purchaser's or the Seller's accounting firm) (the "Arbiter") to resolve any remaining disputes regarding the Earnout Gross Up Amount. If the parties cannot agree on the selection of an independent accounting firm to act as Arbiter, the parties shall request the American Arbitration Association to appoint such a firm, and such appointment shall be conclusive and binding on the parties. Promptly, but no later than twenty (20) calendar days after acceptance of its appointment as Arbiter, the Arbiter shall determine (it being understood that in making such determination, the Arbiter shall be functioning as an expert and not as an arbitrator), based solely on written submissions by the Purchaser and the Seller, each containing a computation of Earnout Gross Up Amount and not by independent review, only those issues in dispute and shall render a written report as to the resolution of the disputes and the resulting computation of the Earnout Gross Up Amount. Such written report shall be conclusive and binding on the parties. All proceedings conducted by the Arbiter shall take place in the Company's corporate offices. In resolving any disputed item, the Arbiter (x) shall be bound by the provisions of this Section 2.3 and (y) may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The fees, costs and expenses of the Arbiter shall be jointly paid by the Purchaser and the Seller.

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Excerpts from Documents Related to Sale of GeneWize

(c) Total Consideration: The Total Consideration payable to the Seller under this Agreement shall not exceed an aggregate of Five Million and 00/100 Dollars ($5,000,000), including the Purchase Price.

Section 2.4 Cash Adjustment.

The parties acknowledge that on the Signing Date (which was October 13, 2011), the Company and the Purchaser are entering into the Management Agreement (the Interim Management Agreement). Pursuant to the Management Agreement, a cash adjustment is to be made effective October 1,2011, whereby the sum of cash and cash equivalents, accounts receivable, inventory, prepaid expenses and deposits, including credit card reserves less the Company's Liabilities is to equal Zero and 00/100 Dollars ($0) (the "Quick Assets"). It is contemplated that an appropriate adjustment will have been made between the parties as of the effective date (which was October 1, 2011) of the Management Agreement. To the extent that the Quick Assets are greater or less than zero (0) at the time of the Closing, the deficit or surplus of such variance shall be the responsibility or benefit of the Purchaser or Seller, as applicable.

Section 2.5 LDA Amount.

Pursuant to the LDA and as more particularly described in Schedule 3.2 attached thereto, Gene Elite is obligated to advance One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000) (the "LDA Amount"). As set forth in the LDA, (i) One Million and 00/1 00 Dollars ($1,000,000) of the LDA Amount is to be paid on the Signing Date (the "LDA Signing Amount") and (ii) Five Hundred Thousand and 00/100 Dollars ($500,000) of the LDA Amount (the "Remaining LDA Payment") is to be paid as of the Closing.

Note 4.

Per Warrant Agreements

3.3 Adjustment for Capital Reorganization, Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another person or entity, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision will be made so that the holder of this Warrant will thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor person or entity resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 3.

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Attachment A

Excerpts from Documents Related to Sale of GeneWize

Note 5.

Per Warrant Purchase Agreement

This WARRANT PURCHASE AGREEMENT (this "Agreement") dated the 13th day of October, 2011 by and between GeneLink, Inc., a Pennsylvania corporation ("GeneLink"), with its principal business address at 317 Wekiva Springs Road, Suite 200, Longwood, FL 32779 and Gene Elite LLC, a Delaware limited liability company ("Gene Elite"), with a principal business address at 1481 North Ocean Boulevard, Pompano Beach, FL 33082.

BACKGROUND

GeneLink and Gene Elite are parties to a License and Distribution Agreement (the "LDA"), entered into as of the date of this Agreement, pursuant to which GeneLink has licensed to Gene Elite certain of its intellectual property and other proprietary rights in the direct sales, athletic formula and multi-level marketing channels. In connection with the execution and delivery of the LDA, Gene Elite made an Up Front Payment of $1,000,000 as specified in the LDA and is further obligated to pay a Remaining Licensing Fee of $500,000 as specified in the LDA. As partial consideration for Gene Elite entering into the LDA, to facilitate the alignment of interests between GeneLink, GeneLink desires to grant to Gene Elite warrants to acquire shares of common stock of GeneLink, in accordance with the terms and provisions set forth below.

NOW, THEREFORE, in consideration of the premises and mutual promises, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Purchase of Initial Warrants. In exchange for Gene Elite entering into the LDA and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, GeneLink shall issue to Gene Elite or its designees warrants (the "Initial Warrants") to acquire six million (6,000,000) shares of common stock of GeneLink at an exercise price of $0.10 per share and two million (2,000,000) shares of Common Stock at an exercise price of $0.45 per share, which Initial Warrants shall have an exercise period of five (5) years from the date of issuance, subject to the provisions of Section 3 below, shall provide for "cashless" exercise rights for 50% of such Initial Warrants and shall be in the forms attached here to as Exhibits A, B, C and D.

2.	Performance Warrants. In addition to the Initial Warrants being purchased in Section 1 above, GeneLink shall issue to Gene Elite or its designees, the following warrants ("Performance Warrants" and together with the Initial Warrants, the "Warrants"):

a. 2,000,000 warrants when the aggregate customer orders of Gene Elite and its sublicensee(s) produces orders for core customized nutrition products or core customized skin care products for at least 17,500 customers of GeneLink customized product for each of three consecutive months, which warrants shall have an exercise period of five (5) years from the date of issuance, subject to the provisions of Section 3 below.

b. 2,000,000 additional warrants when the aggregate customer orders of Gene Elite and its sublicensee(s) produces orders for core customized nutrition products or core customized skin care products for at least 35,000 customers of GeneLink customized product for each of three consecutive months, which warrants shall have an exercise period of five (5) years from the date of issuance, subject to the provisions of Section 3 below.

c. 2,000,000 additional warrants when the aggregate customer orders of Gene Elite and its sublicensee(s) produces orders for core customized nutrition products or core customized skin care products for at least 57,500 customers of GeneLink customized product for each of three consecutive months, which warrants shall have an exercise period of five (5) years from the date of issuance, subject to the provisions of Section 3 below.

d. All Performance Warrants shall have an exercise price of $0.20 per share and 50% of such Performance Warrants shall provide for cashless exercise rights. The forms of Performance Warrants shall be attached as Exhibits E and F hereto.

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Excerpts from Documents Related to Sale of GeneWize

3. Exercise Provision.

a. With respect to 4,000,000 of the Initial Warrants (3,000,000 of the $.10 Warrants and 1,000,000 of the $.45 Warrants) and with respect to 1,000,000 of the warrants to be issued under each tranche of Performance Warrants in Sections 2(a), (b) and (c), a holder shall have the right to pay the exercise price through a "cashless exercise".

b. With respect to the remaining Initial Warrants and remaining Performance Warrants, notwithstanding anything in Section 1 and Section 2 to the contrary, GeneLink shall be entitled to give the holder of a Warrant an exercise notice (the "Termination Notice") within five (5) business days after any day on which after the closing price of the Company's Common Stock exceeds (i) $.25 for Warrants with a $.10 exercise price, (ii) $.35 for Warrants with a $.20 exercise price (subject to having met specified performance criteria) and (iii) $.60 for Warrants with a $.45 exercise price in each case (each, a "Stock Price Threshold"). If a holder of a Warrant subject to a Termination Notice does not exercise the Warrant within thirty (30) days after the date of such Termination Notice, the Warrant shall expire and terminate.

c. If the Stock Purchase Agreement between GeneLink and Capsalus Corp. dated as of the date of this Agreement (the "Stock Purchase Agreement") is terminated pursuant to:

(i) Section 7.1(a) thereof, all warrants shall be disposed of by mutual consent of Gene Elite and GeneLink;

(ii) Section 7 .1 (b) or Section 7.1 ( e) thereof, Gene Elite shall retain the Initial Warrants and forfeit any rights to the Performance Warrants, except that no further "cashless" exercises shall be permitted;

(iii) Section 7.1 (c) or Section 7.1 (d) thereof, all of the Initial Warrants and all of the Performance Warrants shall vest in full and shall continue to be exercisable until their respective expiration dates, except that no performance standard need be met and no further "cashless" exercises shall be permitted; or

(iv) Section 7.1(f) thereof, all warrants, including the Initial Warrants and the Performance Warrants, shall be cancelled.

Note 6.

Per Stock Purchase Agreement

Section 7.1 Termination Events. This Agreement may, by written notice given before or at the Closing, be terminated:

(a) by mutual consent of the Purchaser and the Seller;

(b) by either the Purchaser or the Seller if any Governmental Authority has issued a nonappealable final judgment or taken any other nonappealable final action, in each case having the effect of permanently estraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; provided, however, that the right to terminate this Agreement under this Section 7.1 (b) will not be available to any party whose failure to fulfill any material covenant under this Agreement has been the cause of or resulted in the action or event described in this Section 7 .1 (b) occurring;

(c) by the Seller or the Purchaser if the -number of votes in favor of this Agreement cast by the shareholders of the Seller required for the consummation of the transaction contemplated by this Agreement shall not have been obtained at the meeting of the shareholders of the Seller or at any adjournment thereof duly held for such purpose;

(d) by the Board of Directors of the Seller if all of the conditions set forth in Section 5.7 have been met;

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Excerpts from Documents Related to Sale of GeneWize

(e) by the Purchaser if the Seller has not satisfied the closing condition under Section 6. 1 (b) on or before March 31,2012 (the "Termination Date"), provided, however, that in the event the Seller is diligently pursuing its obligations pursuant to Section 6.1(b), the Seller may extend the Termination Date to June 30, 2012, upon notice to the Purchaser; or

(f) by the Seller if the Purchaser and Gene Elite have not made the payments required in Section 6.2(c) within five (5) Business Days after GeneLink's shareholders have approved the transactions contemplated by this Agreement pursuant to the Shareholders Meeting.

Note 7.

Per Warrant Agreements

EXERCISABLE COMMENCING ON OCTOBER 13, 2011 AND ENDING ON THE EXPIRATION DATE

By this Warrant Certificate, GeneLink, Inc., a Pennsylvania corporation (the "Company"), certifies for value received that Gene Elite LLC, a Delaware limited liability company or its assigns ("Warrantholder") is, subject to and in accordance with the terms and conditions herein set forth, the registered holder of a warrant to purchase up to three million (3,000,000) shares (as adjusted from time to time in accordance with this Warrant) (the "Warrant Shares"), of the Company's common stock, $0.01 par value ("Common Stock"), at an exercise price determined as provided hereinafter (such exercise price per share as adjusted from time to time being referred to herein as the "Exercise Price"), at any time after the closing of the transactions contemplated by the Stock Purchase Agreement between GeneLink and Capsalus Corp. dated as of the date of this Agreement (the "Stock Purchase Agreement") and prior to the Expiration Date (as defined in Section 1) at the Company's principal executive office, with the appropriate form of Notice of Exercise set forth herein, duly executed and by paying in full the Exercise Price, plus transfer taxes, if any payable by Warrantholder in accordance with Section 9, in the manner set forth in Section 1.

1. Exercise; Expiration and Termination.

1.1 Subject to adjustment pursuant to Section 3, the initial Exercise Price shall be $0.10 per share.

1.2. This Warrant may be exercised from time to time, in whole or in part, at the Company's principal executive office from the date hereof until 5:00 p.m., Eastern time, on October 12, 2016 (the "Expiration Date"), by delivering a duly completed and executed Notice of Exercise in the form attached hereto (indicating the number of the Warrant Shares to be purchased) and paying (subject to Section 1.4) the applicable Exercise Price, plus transfer taxes, if any payable by Warrantholder in accordance with Section 9, of the Warrant Shares so purchased.

1.3 The Exercise Price shall be payable, at the option of the Warrantholder, (i) by cash, cashier's check or wire transfer or (ii) by net issue exercise as provided in Section 1.4.

1.4 In lieu of payment of the Exercise Price by cash, cashier's check or wire transfer, the Warrantholder may elect to exchange this Warrant for a number of shares of Common Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange. If the Warrantholder elects to exchange a portion of this Warrant as provided in this Section 1.4, the Warrantholder will tender to the Company the Warrant for the amount being exchanged, along with written notice of the Warrantholder' s election to exchange some or all of the Warrant, and the Company will issue to the Warrantholder the number of shares of the Common Stock computed using the following formula:

X=Y(A-B)/A

Where X = the number of shares of Common Stock to be issued to the Warrantholder;

Y = the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation);

A = the Fair Market Value (as defined in Section 1.5) of one share of the Common Stock; and

B = Exercise Price (as adjusted to the date of such calculation).

All references herein to an "exercise" of the Warrant will include an exchange pursuant to this Section 1.4.

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Excerpts from Documents Related to Sale of GeneWize

1.5 "Fair Market Value" of a share of Common Stock as of a particular date means:

(A) If traded on a securities exchange or the Nasdaq National Market, the Fair Market Value will be deemed to be the average of the closing prices of the Common Stock of the Company on such exchange or market over the 5 trading days ending immediately prior to the applicable date of valuation;

(B) If actively traded over-the-counter, the Fair Market Value will be deemed to be the average of the closing bid prices over the 5 trading day period ending immediately prior to the applicable date of valuation; and

(C) If there is no active public market, the Fair Market Value will be the value thereof as determined in good faith by the audit committee of the Board of Directors of the Company.

1.6 If the Stock Purchase Agreement is terminated pursuant to:

(A) Section 7. 1 (a), this Warrant shall be disposed of by mutual consent of the Company and the Warrantholder;

(B) Section 7 .1 (b), Section 7 .1 (c), Section 7 .1 (d) or Section 7 .1 (e) thereof, this Warrant shall vest in full and shall continue to be exercisable until its expiration date, except that no "cashless" exercise shall be permitted; or

(C) Section 7.l(f) thereof, this Warrant shall be cancelled.

1.7 This Warrant will be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant will be treated for all purposes as the holder of record of such shares as of the close of business on the date the Warrantholder is deemed to have exercised this Warrant.

3. Adjustments to Exercise Price and Number of Warrant Shares. The Exercise Price and the number of Warrant Shares purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of the events specified in this Section 3.

3.1 Adjustments for Stock Splits and Combinations. If, while this Warrant is outstanding, the Company effects a subdivision of the outstanding Common Stock, the Exercise Price then in effect shall be proportionately decreased and the number of Warrant Shares issuable upon exercise of this Warrant shall be increased in proportion to such increase of outstanding Common Stock, and conversely, if, while this Warrant is outstanding, the Company combines the outstanding Common Stock, the Exercise Price then in effect shall be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be decreased in proportion to such decrease in outstanding Common Stock. Any adjustment under this Section 3.1 shall become effective as of the record date for such event and if such subdivision or combination is not consummated in full the Exercise Price and the number of Warrant Shares shall be readjusted accordingly. For purposes of this Section 3.1, a stock dividend shall be considered a stock split.

3.2 Adjustment for Reclassification, Exchange and Substitution. If the Warrant Shares issuable upon exercise of this Warrant are changed into the same or a different number of shares of the same or any other class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 3.1 or a capital reorganization, merger or consolidation provided for in Section 3.3), or if all or any portion of the class of securities then purchasable by this Warrant are redeemed or cease to exist, then and in any such event the Warrantholder shall have the right thereafter, upon exercise of this Warrant, to receive in lieu of Warrant Shares the kind and amount of stock and other securities or property receivable upon such reclassification or other change, in an amount equal to the amount that the Warrantholder would have been entitled to had this Warrant been exercised to such extent prior to such event, and the Exercise Price shall be proportionally adjusted, all subject to further adjustment as set forth herein.

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Excerpts from Documents Related to Sale of GeneWize

3.3 Adjustment for Capital Reorganization, Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another person or entity, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision will be made so that the holder of this Warrant will thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor person or entity resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 3. The foregoing provisions of this Section 3.3 will similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other person or entity that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration will be determined in good faith by the audit committee of the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the audit committee of the Company's Board of Directors) will be made in the application of the provisions of this Warrant with respect to the rights and interests of the Warrantholder after the transaction, to the end that the provisions of this Warrant will be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

3.4 Adjustment for Dividends or Distributions of Stock or Other Securities or Property. In case the Company will make or issue, or will fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in: (i) securities of the Company (other than a stock dividend for which adjustment is made pursuant to Section 3.1) or (ii) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Warrantholder on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, will receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefore, the securities or such other assets of the Company to which such Warrantholder would have been entitled upon such date if such Warrantholder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by Section 3.

3.5 Determination of Adjustment. Any determination as to whether an adjustment is required to be made under Section 3 to (i) the Exercise Price in effect hereunder, (ii) the number of Warrant Shares issuable upon exercise of this Warrant, or (iii) as to the amount of any such adjustment described in clauses (i) or (ii) of this Section 3.5, shall be binding upon the Warrantholder and the Company if made in good faith by the audit committee of the Company's Board of Directors.

8. Reservation and Issuance of Warrant Shares. The Company represents and warrants that (i) there have been reserved, and the Company shall at all times keep reserved so long as this Warrant remains outstanding, out of its authorized capital a number of shares of Common Stock sufficient to provide for the exercise of this Warrant, and (ii) the Common Stock issued upon exercise of this Warrant will, upon issuance in accordance with the terms of this Warrant, be duly and validly issued, fully paid and nonassessable shares of Common Stock.

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Excerpts from Documents Related to Sale of GeneWize

Note 8.

Per Warrant Agreements

If the Warrant Shares issuable upon exercise of this Warrant are changed into the same or a different number of shares of the same or any other class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 3.1 or a capital reorganization, merger or consolidation provided for in Section 3.3), or if all or any portion of the class of securities then purchasable by this Warrant are redeemed or cease to exist, then and in any such event the Warrantholder shall have the right thereafter, upon exercise of this Warrant, to receive in lieu of Warrant Shares the kind and amount of stock and other securities or property receivable upon such reclassification or other change, in an amount equal to the amount that the Warrantholder would have been entitled to had this Warrant been exercised to such extent prior to such event, and the Exercise Price shall be proportionally adjusted, all subject to further adjustment as set forth herein

Note 9.

Per Warrant Agreements

In case the Company will make or issue, or will fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in: (i) securities of the Company (other than a stock dividend for which adjustment is made pursuant to Section 3.1) or (ii) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Warrantholder on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, will receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefore, the securities or such other assets of the Company to which such Warrantholder would have been entitled upon such date if such Warrantholder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by Section 3.

Note 10.

Per Warrant Purchase Agreement

GeneLink shall be entitled to give the holder of a Warrant an exercise notice (the "Termination Notice") within five (5) business days after any day on which after the closing price of the Company's Common Stock exceeds (i) $.25 for Warrants with a $.10 exercise price, (ii) $.35 for Warrants with a $.20 exercise price (subject to having met specified performance criteria) and (iii) $.60 for Warrants with a $.45 exercise price in each case (each, a "Stock Price Threshold"). If a holder of a Warrant subject to a Termination Notice does not exercise the Warrant within thirty (30) days after the date of such Termination Notice, the Warrant shall expire and terminate.

Note 11.

Per License and Distribution Agreement

Schedule 3.2 Additional Consideration

Of the upfront payments, $750,000 (includes the Remaining License Fee) shall be considered a non-refundable advance deposit, which shall be used solely and exclusively by GeneLink to improve or support its infrastructure and to improve or support its capability to manufacture, ship and deliver Products and otherwise handle and process Customer orders. Commencing upon and contingent upon receipt of the Remaining License Fee, this advance deposit shall be credited at $1 per each order or be repaid to Licensee at a rate of $1.00 per order of Products, at Licensee's discretion. For the avoidance of doubt, an "order" as used herein shall mean each shipment to a Customer. For example, 12 monthly shipments to a Customer shall be counted as 12 orders for purposes of credits against the nonrefundable advance deposit.

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Attachment A

Excerpts from Documents Related to Sale of GeneWize

Each time that Licensee (including sales of its sublicensees and subdistributors) reaches a multiple of 200,000 active monthly orders under this Agreement, GeneLink may request that Licensee advance another $750,000 non-refundable payment to GeneLink, to be used by GeneLink to further improve or support its infrastructure and further improve or support its capability to manufacture, ship and develop Products and otherwise handle and process Customer orders. Each such advance shall be subject to recoupment by Licensee at a rate of $l per each order, on the terms set forth in the preceding bullet point.

All advances shall accrue interest at 4% per annum. At Licensee's sole discretion, interest may be received in the form of credits for purchases of Products, or converted into common stock of GeneLink (at market price at time of conversion).

In connection with each $750,000 non-refundable advance described above, GeneLink shall provide Licensee with an estimated use of proceeds for such advance.

Note 12.

Per Interim Management Agreement

Section 5. Support Services. The Company agrees to provide all management and support services to Purchaser in connection with the ongoing operations of the Business in a manner consistent with the Company's provision of such services prior to the date of this Agreement, at all times during the term of this Agreement, at the reasonable request of Purchaser, including in areas of management, marketing, technical, production, distribution, and all other areas. The Company will cause all of its management and employees to perform their duties in cooperation with the Purchaser and to accept direction therefrom. During the Interim Period, GeneLink shall provide anyone or more of the administrative services to the Company as noted in Appendix A: GeneLink Services for the fees disclosed therein, as, and to that extent, determined by Purchaser.

Note 13.

Per Interim Management Agreement

Section 8. Revenue and Expenses from Operations. During Interim Period, Purchaser shall be responsible for all expenses incurred by the Company and shall receive all revenues generated by the Company, it being understood that except as set forth in the Stock Purchase Agreement, Purchaser shall not be liable for any expenses incurred by the Company or the Business prior to the date of this Agreement and shall not be entitled to any revenues generated by the Company or the Business prior to the date of this Agreement (even if payment for such revenues are received during or after the Interim Period. In the event that Expenses of the Company exceed Revenues and additional funding is required for Interim Period operations of the Company, the Purchaser agrees to fund the shortfall through making unsecured loans to the Company. In the event the sale is not consummated, such loans will be forfeited and will not due or payable by the Company or GeneLink.

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Attachment A

Excerpts from Documents Related to Sale of GeneWize

Note 14.

From License and Distribution Agreement

(f) Termination in Connection with Stock Purchase Agreement.

(i) Licensee shall be entitled to terminate this Agreement and to receive a return of one-half of the Upfront License Fee within forty-five (45) days, and the other one-half of the Upfront License Fee within ninety (90) days, of such termination in the event that GeneLink's shareholders fail to approve the transactions contemplated by the Stock Purchase Agreement at the special meeting of the shareholders of GeneLink to be held to seek approval of such transactions (the "Shareholders Meeting").

(ii) Licensee shall be entitled to terminate this Agreement in the event that the Stock Purchase Agreement is terminated pursuant to Section 7 .1 (b) or Section 7.I(e). Upon such termination, Licensee shall have no obligation to remit the Remaining License Fee, and GeneLink shall retain the Upfront License Fee.

(iii) GeneLink shall have the right to terminate this Agreement and to retain the Upfront License Fee and will not be obligated to repay any advances described in Schedule 3.2 if GeneLink's shareholders approve the transactions contemplated by the Shareholders Meeting and (x) Licensee fails to pay GeneLink the Remaining License Fee within three (3) business days after the Shareholders Meeting, (y) Capsalus Corp. fails to pay GeneLink the Purchase Price (as defined in the Stock Purchase Agreement) within five (5) business days after the Shareholders Meeting or (z) Capsalus Corp fails to remove GeneLink from any and all guarantees of credit card processing agreements and obligations of Gene Wize Life Sciences, Inc. within thirty (30) days after the closing of the transactions contemplated by the Stock Purchase Agreement, unless within such thirty (30) day period either Licensee or Capsalus Corp. places $1 million in escrow to protect GeneLink from any such exposure.

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